Exhibit 10.16.1

PENSION PLAN
FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND
ITS DESIGNATED SUBSIDIARIES

(As Amended and Restated Effective January 1, 2016)

Page

ARTICLE I.	PURPOSE 1

ARTICLE II.	DEFINITIONS 2

Section 2.1	Definitions 2

Section 2.2	Administration 10

Section 2.3	Construction 10

Section 2.4	Governing Law 10

ARTICLE III.	PARTICIPATION 10

Section 3.1	New Participants 10

Section 3.2	Participants as of January 1, 2006 11

Section 3.3	Collective Bargaining 12

Section 3.4	Suspension of Benefits 12

ARTICLE IV.	RETIREMENT 13

Section 4.1	Normal Retirement and Late Retirement 13

Section 4.2	Early Retirement 13

Section 4.3	Disability Retirement 14

ARTICLE V.	RETIREMENT INCOME LIFE BENEFITS 15

Section 5.1	For Participants Who Retired Prior to July 1, 2001 15

Section 5.2	Normal or Late Retirement Income 15

Section 5.3	1994 Fresh Start Provisions 17

Section 5.4	Early Retirement Income 17

Section 5.5	Disability Retirement Income 17

Section 5.6	Other Plan Benefits 18

Section 5.7	Benefits Attributable to Merged Plans 18

Section 5.8	Normal Form of Retirement Income 18

ARTICLE VI.	BENEFIT ELECTIONS, SURVIVOR BENEFITS AND RELATED REDUCTIONS IN BENEFITS 18

Section 6.1	Automatic Surviving Spouse Benefit 18

Section 6.2	Notice and Election Procedures 20

Section 6.3	Monthly Income for Life Election 22

Section 6.4	Survivor Benefits Available by Election 22

Section 6.5	Death Benefits for Unmarried Participants 23

Section 6.6	Required Distributions - Code Section 401(a)(9) 24

Section 6.7	Distributions Pursuant to a Qualified Domestic Relations Order (“QDRO”) 28

ARTICLE VII.	BENEFIT PAYMENTS 29

Section 7.1	Purchase of Annuities 29

Section 7.2	Direct Rollovers 29

Section 7.3	Limitations for Underfunded Plans 30

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(continued)
Page

ARTICLE VIII.	VESTED BENEFITS IN THE EVENT OF TERMINATION OF EMPLOYMENT 35

Section 8.1	Vesting 36

Section 8.2	Payment of Vested Termination Benefit 36

Section 8.3	Failure to Vest 36

ARTICLE IX.	RE-EMPLOYMENT AND BREAKS-IN-SERVICE 37

Section 9.1	Re-employment before July 1, 1976 37

Section 9.2	Re-employment after June 30, 1976 and before July 1, 1985 37

Section 9.3	Re-employment after June 30, 1985 37

Section 9.4	General 38

ARTICLE X.	VETERANS’ RE-EMPLOYMENT RIGHTS 38

Section 10.1	Qualified Military Service 38

Section 10.2	Death While In Qualified Military Service 38

ARTICLE XI.	PLAN ADMINISTRATION 39

Section 11.1	Fiduciary Responsibility 39

Section 11.2	Appointment and Removal of Committee 39

Section 11.3	Compensation and Expenses of Committee 39

Section 11.4	Committee Procedures 39

Section 11.5	Delegation and Allocation of Responsibility 40

Section 11.6	Indemnification 40

Section 11.7	Claims Procedure 41

Section 11.8	Plan Expenses 42

ARTICLE XII.	CONTRIBUTIONS 42

Section 12.1	Contributions 42

Section 12.2	Management of Funds 43

ARTICLE XIII.	MISCELLANEOUS 44

Section 13.1	Liability of the Company 44

Section 13.2	Non-Alienation of Benefits 44

Section 13.3	Facility of Payment 44

Section 13.4	Limitation on Benefits 44

Section 13.5	Right to Terminate Employment 45

ARTICLE XIV.	TERMINATION OF THE PLAN - DISTRIBUTION OF ASSETS 45

Section 14.1	Order of Priorities 45

Section 14.2	Method of Allocation 46

Section 14.3	Restricted Benefits 47

Section 14.4	Severance of a Subsidiary 47

ARTICLE XV.	GOVERNMENTAL APPROVAL 48

ii

(continued)
Page

ARTICLE XVI.	AMENDMENTS 48

Section 16.1	Amendment 48

Section 16.2	Merger, Consolidation or Transfer of Assets or Liabilities 48

Certain appendices to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted appendices to the SEC upon request.

iii

PENSION PLAN FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
(As Amended And Restated Effective January 1, 2016)

ARTICLE I.
PURPOSE
The purpose of this Plan is to provide retirement income for participating Employees. The pensions provided by the Plan will be in addition to any Social Security benefits payable under Federal or State law. The provisions of this Plan shall govern with respect to retirement income over any bargaining unit agreement, but shall not supersede, modify, change or substitute any terms and provisions not relating to retirement income of participating Employees that appear in such agreements. The rules set out in Appendix 2 shall apply should the Plan become a Top-Heavy Plan, as defined therein.
Effective as of July 1, 2011, in connection with that certain Stock Purchase Agreement, dated as of January 23, 2011, by and among the Company, Arizona-American Water Company, New Mexico-American Water Company, Inc. and EPCOR Water (USA), Inc., pursuant to which the Company agreed to sell all of the issued and outstanding stock of Arizona-American Water Company and New Mexico-American Water Company, Inc. to EPCOR Water (USA), Inc., (the “Sale”) the Company is transferring the assets and liabilities attributable to those Participants who are, or were previously, employed by Arizona-American Water Company and New Mexico-American Water Company, Inc. to the Pension Plan for Employees of Arizona-American Water Company and New Mexico-American Water Company, Inc. (the “Arizona-New Mexico Pension Plan”), a new pension plan established for such Participants. Such assets and liabilities include those attributable to active Participants as of June 30, 2011, terminated vested Participants, and retired Participants (or their Beneficiaries) who are receiving benefit payments from the Plan, all of whom are, or were previously, employed by Arizona-American Water Company or New Mexico-American Water Company, Inc. (collectively, the “Arizona-New Mexico Employees”). Any benefit to which an Arizona-New Mexico Employee may have been entitled under the Plan immediately prior to July 1, 2011 shall not be provided under the Plan, but instead shall be provided under the Arizona-New Mexico Pension Plan. In addition, with respect to any Participant who is transferred to the employment of Arizona-American Water Company and New Mexico-American Water Company, Inc. from the Employer on or after July 1, 2011 and prior to the consummation date of the Sale, assets and liabilities with respect to such Participant’s Accrued Benefit under the Plan, if any, shall be transferred to the Arizona-New Mexico Pension Plan. Furthermore, with respect to any participant under the Arizona-New Mexico Pension Plan who transfers employment from Arizona-American

Water Company and New Mexico-American Water Company, Inc. to the Employer prior to the consummation date of the Sale, assets and liabilities with respect to such participant’s Accrued Benefit under the Arizona-New Mexico Pension Plan shall be transferred back to this Plan and be payable from this Plan to such transferred participant. The Arizona-New Mexico Employees described in this paragraph are identified in Appendix 6 attached hereto.
Effective as of May 1, 2012, in connection with that certain Stock Purchase Agreement, dated as of July 8, 2011, by and among the Company, Ohio-American Water Company, and Aqua Ohio, Inc. ("Aqua Ohio"), pursuant to which the Company agreed to sell all of the issued and outstanding stock of Ohio-American Water Company to Aqua Ohio (the "Sale"), the Company is transferring the assets and liabilities attributable to those Participants who are, or were previously, employed by Ohio-American Water Company to the Retirement Income Plan for Aqua America, Inc. and Subsidiaries ("Aqua Plan"). Such assets and liabilities include those attributable to active Participants as of April 30, 2012, terminated vested Participants, and retired Participants (or their Beneficiaries) who are receiving benefit payments from the Plan, all of whom are, or were previously, employed by Ohio-American Water Company ("Ohio Employees"). Any benefit to which an Ohio Employee may have been entitled under the Plan immediately prior to May 1, 2012 shall not be provided under the Plan, but instead shall be provided under the Aqua Plan.
The amendment and restatement of the Plan is effective January 1, 2016, except as otherwise specifically provided herein.
The benefits payable under this Plan with respect to any Participant whose service terminated before January 1, 2016 shall be determined under the provisions of the Plan as in effect when such Participant’s service with the Employer terminated, except that the factors under Tables 2 through 4(a) shall be derived from the Tables in effect when the benefit in question is to begin. Notwithstanding the foregoing, the benefits payable under this Plan with respect to any individual who participated in a merged plan but terminated employment before the date that plan was merged into this Plan shall be determined under the provisions of the merged plan as in effect at the time the individual terminated employment.
Except as otherwise provided in an applicable Appendix, the terms of the Plan are as follows:

ARTICLE II.
DEFINITIONS
Section 2.1    Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)    “Accrued Benefit” means the accrued benefit of a Participant expressed in terms of a monthly single life annuity beginning at or after his Normal Retirement Date determined under Sections 5.1 and 5.2, as applicable, on the basis of the Participant’s Years of Service for benefit accrual to the date as of which the computation is made.
(b)    “Actuarial Equivalent” means a benefit of equivalent value (A) computed on the basis set out in Tables 2 through 4(a), appended hereto, (B) derived based on interest rates and mortality tables set forth in Table 5 or (C) in any instance in which neither (A) nor (B) applies, based on an assumed interest rate of 8% and using the 1983 Group Annuity Mortality Table (set back 1 year for Participants and set back 5 years for Contingent Annuitants). For the purpose of determining lump sum present values pursuant to Sections 6.6 and 6.7, the calculation shall be made using the “applicable mortality table” under section 417(e)(3)(B) of the Code and shall be based on the “applicable interest rate” under section 417(e)(3)(C) of the Code for the third calendar month preceding the calendar month during which the Annuity Starting Date occurs.
(c)    “Annuity Starting Date” means the first day of the first month for which an amount is payable as an annuity or in any other form.
(d)    “Board of Directors” means the Board of Directors of American Water Works Company, Inc.
(e)    “Break-in-Service” means a 12 consecutive month period, measured from the date an Employee is first credited with an Hour of Service or any anniversary thereof (or his re-employment commencement date or any anniversary thereof), within which he is not credited with more than 500 Hours of Service.
(f)    “Code” means the Internal Revenue Code of 1986, as amended, and, unless otherwise provided, applicable provisions of successor laws.
(g)    “Committee” means the Retirement/Benefits Committee charged with the administration of the Plan as provided in Section 2.2. The Committee shall be deemed to be the Plan’s “administrator” and “named fiduciary” as defined in sections 3(16)(A) and 402(a)(2), respectively, of ERISA, or any corresponding provisions of successor laws. In addition, any reference to the Committee herein shall be construed to mean the Committee or its designee.
(h)    “Company” means American Water Works Company, Inc., a Delaware corporation.
(i)    “Contingent Annuitant” means:
(i)    the Participant’s spouse; or

(ii)    the person designated by the Participant, with the consent of the Participant’s spouse if the Participant is married, as Contingent Annuitant in a manner prescribed by the Committee, or,
(iii)    if the Participant has no spouse and benefits are payable in the form of a life and certain annuity under Section 6.4(b)(ii), the Participant’s estate.
A married Participant may designate a person or persons other than his spouse as Contingent Annuitant, provided that such spouse consents in writing in a manner prescribed by the Committee which satisfies the requirements of Section 6.2. Such consent shall not be required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A subsequent spouse of the Participant shall not be bound by any such consent.
(j)    “Continuous Service” means that uninterrupted period of employment, prior to the Normal, Early or Disability Retirement Date of an Employee with the Company, a Designated Subsidiary or former Designated Subsidiary, or Predecessor thereof. Transfers of employment between any corporations which are or were the Company, a Designated Subsidiary, a former Designated Subsidiary, or any Predecessor thereof, any absence due to temporary layoff not exceeding 12 months, Qualified Military Service or approved leave of absence for sickness, accident or other cause shall not be considered an interruption or termination of employment. Employees similarly situated shall be accorded uniform and nondiscriminatory treatment by the Committee in approving leaves of absence. A completed year of Continuous Service means a 12 month period ending on the day prior to the anniversary date of employment during which the Employee’s customary employment was for more than 1,100 hours. Notwithstanding the foregoing, each Employee who became a Participant on July 1, 1952 shall, if his Service has been Continuous since July 1, 1952, receive Continuous Service credit for all periods of employment prior to July 1, 1952 with the Company, any Predecessor thereof, or any Subsidiary or former Subsidiary from the date when he was first employed by such Company, Predecessor or Subsidiary, including any period of Qualified Military Service, but excluding any other period when not actively employed.
(k)    “Designated Subsidiary” means any Subsidiary named by the Board of Directors as such under this Plan, or any Subsidiary to which, prior to July 1, 1975, the board of directors of its immediate parent company designated this Plan to be applicable, which naming may be changed by the Board of Directors from time to time.
(l)    “Disability Retirement Date” means the date a Participant retires before his Normal Retirement Date in accordance with the provisions of Section 4.3.

(m)    “Early Retirement Date” means the first day of the calendar month coinciding with or immediately following the date a Participant reaches age 55, provided that the sum of his age and Years of Service is at least 70.
(n)    “Earnings:”
(i)    General Rule. Earnings shall mean, for any Participant, his total compensation for services as an Employee paid as an annual or other periodic salary or as an hourly wage (including overtime pay and shift differentials), by the Company, by any Designated Subsidiary, any former Designated Subsidiary or any Predecessor thereof, plus (a) amounts paid under the Company’s Annual Incentive Plan that have not been deferred by the Employee, (b) amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code or a qualified transportation fringe benefit program described in section 132(0(4) of the Code, and (c) amounts paid under the Company’s Business Development Incentive Plan.
(ii)    Maximum Annual Dollar Limit. The annual Earnings of each Participant (who performs at least one Hour of Service on or after July 1, 2002) taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed the dollar limitation specified in section 401(a)(17) of the Code as in effect for the Plan Year ($270,000 for 2017), adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual Earnings limit for any prior determination period shall be limited to $200,000. Effective for Limitation Years beginning after July 1, 2007, this Section 2.1(n)(ii) shall also apply to Article C.3 of Appendix 2.
(o)    “Effective Date” of the Plan means July 1, 1952. The effective date of this amendment and restatement of the Plan is January 1, 2016, except as otherwise specifically stated herein.
(p)    “Employee” means:
(i)    an individual who is employed by the Employer;
(ii)    an individual who is not employed by the Employer but is a Leased Employee within the meaning of section 414(n)(2) of the Code, provided that if the total number of Leased Employees constitutes 20% or less of the Employer’s nonhighly compensated work force, within the meaning of section 414(n)(5)(C)(ii) of the Code. The term “Employee” shall not include those Leased Employees covered by a “safe harbor” plan described in section 414(n)(5)(B) of the Code; and

(iii)    when required under Section 2.1(u), for purposes of crediting Hours of Service, a former Employee.
(q)    “Employer” means the Company, its Designated Subsidiaries, and for purposes of computing an Employee’s Years of Service for purposes of vesting and eligibility, but not benefit accrual:
(i)    any other employer included with the Company in a controlled group of corporations or trades or businesses within the meaning of section 414(b) or (c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code; and
(ii)    any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code;
provided, that any such employer shall be included with the term “Employer” only while member of such a group including the Company.
(r)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(s)    “Final Average Earnings” means, for any Employee, the average of the Employee’s Earnings for those 60 consecutive full months of the final 120 months of employment as an eligible Employee which yield the highest average. If within the 60 month period (or lesser period of employment) applicable in the determination of Final Average Earnings a Participant is absent due to layoff, sickness or accident, Qualified Military Service, leave of absence or other cause to the extent specified in Section 2.1(nn)(ii), his Earnings during such period of absence shall be considered to be his Scheduled Monthly Earnings. If within such 60 month period the Participant is absent due to a cause not specified in Section 2.1(nn)(ii), including but not limited to a strike or other work stoppage, his Final Average Earnings shall be computed on the basis of the last 60 months (or lesser period of employment) during which he actually received Earnings, or is absent under such circumstances that he is credited with Hours of Service under Section 2.1(nn)(ii). If a Participant does not have Earnings for 60 consecutive months, that Participant’s Final Average Earnings shall be the amount determined by dividing that Participant’s Earnings as an eligible Employee by the number of months in which Earnings were actually received. Notwithstanding the foregoing, in determining Final Average Earnings, overtime in the last month worked prior to the pension effective date will be the average monthly overtime earned during the twelve months prior to the month in which the Employee submits his application for retirement.
(t)    “Fund” means the aggregate of the funds held by any Insurance Company under an Insurance Contract, other than those irrevocably committed to the purchase of annuity contracts, or by the Trustee or any other Investment Manager, for the purpose of providing retirement income benefits under the Plan for Participants, surviving spouses and Contingent Annuitants.

(u)    “Hour of Service” means:
(i)    each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer;
(ii)    each hour for which an Employee is paid, or entitled to payment, by the Employer with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff or jury duty; provided that, subject to Section 2.1(nn)(ii), an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period during which he performs no duties;
(iii)    each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer employing an Employee;
(iv)    solely for purposes of determining whether a Break-in-Service has occurred, each hour which would normally have been credited to the individual, or if that number of hours cannot be determined, 8 hours per working day, to a maximum of 501 hours, during any period throughout which the individual is absent from employment because of the individual’s pregnancy, the birth of the individual’s child, placement of a child with the individual in connection with the adoption of that child by the individual, or the individual’s need to provide care for such a child for the period immediately following that child’s birth or adoption; and,
(v)    each other hour credited under Section 2.1(nn)(ii).
Hours of service shall be credited to the Employee for the applicable 12 month period or periods in which the duties are performed, for which the payment is made, or to which the award, agreement or leave pertains, except that in the case of hours credited under Section 2.1(u)(iv), relating to maternity and paternity leave, such hours shall be credited in the year in which the absence from work begins if necessary to avoid a Break-in-Service in that year, or in any other case, in the following year. Hours of Service under this Section 2.1(u) shall be credited consistent with the provisions of 29 CFR 2530.200b-2, issued by the United States Department of Labor, which provisions are incorporated herein by reference.
(v)    “Insurance Company” means any insurance company or companies, from which retirement income benefits payable under the Plan may be purchased for Participants, their surviving spouses and Contingent Annuitants.
(w)    “Insurance Contract” means any group deposit administration contract, immediate participation guaranteed contract or other policy of similar type or purpose entered into by the

Company, under which retirement income benefits payable under the Plan may be paid to Participants, their surviving spouses and Contingent Annuitants.
(x)    “Investment Manager” means any “investment manager,” as that term is defined by section 3(38) of ERISA or any applicable provision of any successor law, which has investment control of any Plan assets pursuant to an agreement with the Company or the Trustee.
(y)    “Late Retirement Date” means the actual date of retirement of a Participant who remains employed by the Employer after his Normal Retirement Date.
(z)    “Leased Employee” means any person who is not an Employee and who provides services to the Employer if:
(i)    such services are provided pursuant to an agreement between the Employer and any other person;
(ii)    such Person has performed services for the Employer or for the Employer and related employees on a substantially full-time basis for a period of at least one year; and
(iii)    such services are performed under the primary direction or control of the Employer.
(aa)    “Limitation Year” means the calendar year.
(bb)    “Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by any Employee if such Employee is entitled to re-employment rights under such Chapter with respect to such service.
(cc)    “Normal Retirement Date” means the first day of the calendar month coinciding with or immediately following the date a Participant reaches age 65.
(dd)    “Participant” means an Employee who has met the eligibility requirements of Sections 3.1, 3.2, and 3.3, as applicable. An individual who qualifies as a Participant shall continue to be a Participant until all benefits due him under the Plan have been paid. An individual who is not a U.S. citizen but who is seconded to employment with any U.S. Employer shall not be eligible to participate during any period while such individual is also covered by a pension plan maintained or contributed to by his non-U.S. Employer.
(ee)    “Plan” means the Pension Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, as set forth in this document and the related Trust Agreement pursuant to which the Trust is maintained.
(ff)    “Plan Year” means the 12 month period ending June 30.

(gg)    “Predecessor” means any corporation which was a constituent in a merger, consolidation, liquidation or similar combination of corporations.
(hh)    “Scheduled Monthly Earnings” on any date means, in the case of any salaried Employee, his basic rate of monthly earnings at such date (exclusive of overtime payments and bonuses), and, in the case of any hourly-paid Employee, the amount determined by multiplying his average weekly earnings (exclusive of overtime payments and bonuses) at said date by 4 & 1/3. As used in the preceding sentence, “average weekly earnings” on any date means the amount determined by multiplying the hourly-paid Employee’s basic straight time hourly rate at said date by the number of hours in his normal work week; provided, however, that the basic straight time hourly rate and the number of hours in a normal work week of any such Employee on a shift schedule shall be averaged over the period covered by the shift cycle.
(ii)    “Social Security Average Wage Base” means the average of the amounts considered “wages” under section 3121(a)(1) of the Code, or any applicable provision of any successor laws, for the calendar year including the date as of which a benefit is to be calculated under Section 4.3(c) and the preceding nine calendar years.
(jj)    “Social Security Retirement Age” means the age used under section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, as if the early retirement age under section 216(1)(2) of such Act were 62.
(kk)    “Subsidiary” means any corporation, association or business trust, 50% or more of whose voting stock (not including shares having voting power only upon the happening of an event of default) is or was owned, directly or indirectly, by American Water Works Company, Inc., or by any corporation which was a constituent in a merger, consolidation, liquidation, transfer of substantially all of its assets in exchange for stock, or similar combination of corporations with or into the Company.
(ll)    “Trust” means the legal entity created by the Agreement (“Trust Agreement”) between the Company and the Trustee, fixing the rights and liabilities with respect to the control and management of those assets of the Fund held in the Trust.
(mm)    “Trustee” means the trustee or trustees, and any successor or successors thereto, designated by the Board of Directors and named in the Trust Agreement or any amendment thereto.
(nn)    “Year of Service” means:
(i)    Service Prior to 1975 Anniversary. For periods prior to the first anniversary after July 1, 1975 of the date on which a Participant became an Employee, each year of Continuous Service included in a period of Continuous Service ending on that date.

(ii)    Years of Service for Eligibility and Vesting. Except as otherwise provided under Section 2.1(nn)(iv) below, for purposes of eligibility to participate in the Plan, vesting and for meeting the eligibility requirements for survivor benefits or for a Normal, Late, Early or Disability Retirement Date, Years of Service shall be determined under this Section 2.1(nn)(ii). For periods beginning on or after the first anniversary after July 1, 1975 of the date on which a Participant became an Employee, or in the case of a Participant who first became an Employee on or after July 1, 1975, for periods beginning on or after the date the Participant became an Employee, each 12 month period commencing on his employment date or any anniversary thereof during which he completes at least 1,000 Hours of Service and which is not excluded by the provisions of Sections 9.1 and 9.2. For this purpose, an Employee for whom records of hours actually worked are not maintained, shall be credited with 8 Hours of Service for each day for which he is compensated for his services or for which he otherwise would have been compensated for his services during which he is absent due to (A) layoff not exceeding 12 months, (B) sickness or accident in accordance with the customary personnel practices of the respective Company or Designated Subsidiary, but not exceeding the first 24 months thereof, (C) Qualified Military Service, or (D) leave of absence, or other cause, approved by the Committee pursuant to uniform and nondiscriminatory rules applicable to Employees similarly situated, provided that in each case the Employee returns to employment with the Company or a Designated Subsidiary or, if eligible to do so, retires, on or before the last day of the period for which service credit is granted under (A), (B), or (D), or, in the case of absence under (C), the last day on which the Employee’s re-employment rights are protected by law.
Years of Service earned by Employees who are not included in an “Eligible Union Group,” as described in Section 3.1(b), and have ceased for any reason to be eligible to accrue additional benefits under the Plan will be credited for purposes of vesting and for meeting the eligibility requirements for survivor benefits and Normal, Late, Early or Disability Retirement, but will not be credited for purposes of determining benefit accrual and computing a Participant’s retirement income benefit under the Plan under Section 2.1(nn)(iii) below.
(iii)    Years of Service for Benefit Accrual. Except as otherwise provided under Section 2.1(nn)(iv) below, for purposes of determining benefit accrual and computing a Participant’s retirement income benefit under the Plan, a Year of Service shall be credited for each full 12 month period during which a Participant is credited with at least 1,000 Hours of Service. In addition, a Participant shall receive a partial Year of Service for a period of less than 12 months provided the Participant is credited with at least 1,000 Hours of Service during such period. Notwithstanding any other provision of this Plan, no period during which an individual was ineligible to be a Participant by reason of Section 3.1, 3.2 or 3.3 shall be a Year of Service for the purpose of computing the retirement income benefit, if any, to which such individual is entitled under this Plan.
A Participant shall receive credit for a partial Year of Service for an employment period of fewer than 12 months. That credit shall be determined as a fraction, the denominator of which shall be 365 and the numerator of which shall be the number of days in the period beginning on the last anniversary date of his employment prior to the termination of his service or his Normal, Late, Early or Disability Retirement Date, and ending on the date of the termination of his service or his Normal, Late, Early or Disability Retirement Date, if his Hours of Service for such period equaled, or when annualized, would equal 1,000 or more.
(iv)    Special Rules. For special service rules to be applied in computing Years of Service for purposes of benefit accrual, vesting and for meeting the eligibility requirements for survivor benefits or for a Normal, Late, Early or Disability Retirement Date, for Employees of certain acquired Subsidiaries which have become Designated Subsidiaries, see Appendices 3 and 4.
Union Participants described in Section 5.2(d) shall cease to be credited with Years of Service after December 31, 2005 for purposes of benefit accrual. Years of Service earned by union Participants described in Section 5.2(d) after December 31, 2005 will be credited for purposes of vesting and for meeting the eligibility requirements for survivor benefits and Normal, Late, Early or Disability Retirement.
Notwithstanding any provisions in the Plan to the contrary, any non-union Participant transferred from American Water Works Service Company, Inc. to American Water Enterprises, Inc. effective December 26, 2011 who is listed in Appendix 7, shall continue to be credited with Years of Service on and after December 26, 2011 for purposes of benefit accrual, as well as for vesting and for meeting the eligibility requirements for survivor benefits or for Normal, Late, Early or Disability Retirement Date, until such Participant subsequently terminates employment or is transferred from his or her December 26, 2011 classification to an ineligible employment classification.
Notwithstanding any provisions in the Plan to the contrary, any non-union Participant who, immediately prior to a transfer of employment to American Water Enterprises, Inc., is eligible to accrue additional benefits under the Plan under Section 3.2(b), shall continue to be credited with Years of Service on and after such transfer to American Water Enterprises, Inc. for purposes of benefit accrual, as well as for vesting and for meeting the eligibility requirements for survivor benefits or for Normal, Late, Early or Disability Retirement Date, until such Participant subsequently terminates employment or is transferred to an ineligible employment classification.

Section 2.2    Administration. The Plan shall be administered by the Committee as more fully provided for in Sections 11.1 through 11.3.
Section 2.3    Construction.
(a)    The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.
(b)    The masculine pronoun as used in this Plan refers to both sexes.
Section 2.4    Governing Law. Except to the extent such laws are superseded by ERISA or the Code, the laws of the State of New Jersey shall govern.

ARTICLE III.
PARTICIPATION
Section 3.1    New Participants.
(a)    Except as specifically provided in Section 3.1(b) below, any Employee who was not a Participant in the Plan on January 1, 2006 shall forever remain ineligible for the Plan.
(b)    Subject to the terms of the applicable collective bargaining agreement, a union Employee employed within an Eligible Union Group shall become a Participant on the first day of the calendar month next following his completion of one Year of Service. “Eligible Union Groups” include:
(i)    Union Employees employed in the Company’s call center at either the Alton, Illinois or Pensacola, Florida facility;
(ii)    Union Employees hired or rehired prior to February 1, 2009 at the Company’s Sterling, Illinois facility;
(iii)    Union Employees employed on January 15, 2002 in the Company’s water business acquired from Citizens Utility Company; or
(iv)    Local 423 union Employees hired before April 1, 2006 or Local 68 union Employees hired before May 1, 2006, who were participating in the Employees’ Retirement Plan of Elizabethtown Water Company as of December 31, 2006.
An Employee who is hired or transferred into an Eligible Union Group shall become a Participant on or after January 1, 2006 only if the collective bargaining agreement applicable to that Eligible Union Group specifically provides for participation in the Plan by all members of that Eligible Union Group.

Section 3.2    Participants as of January 1, 2006.
(a)    Except as provided in this Section 3.2, an Employee who was a Participant in this Plan as of January 1, 2006, shall remain eligible to participate in the Plan.
(b)    Any Participant who, as of January 1, 2006, was not eligible to accrue benefits under the Plan shall forever remain ineligible to accrue benefits under the Plan without regard to a subsequent transfer to an eligible classification of employment, rehire, recall, or other resumption of employment unless that Participant is subsequently employed within one of the Eligible Union Groups and the collective bargaining agreement applicable to that Eligible Union Group specifically provides for participation in the Plan by all members of that Eligible Union Group.
(c)    Any Participant who, on or after January 1, 2006, ceases for any reason to be eligible to accrue benefits under the Plan shall forever remain ineligible to accrue future benefits under the Plan without regard to a subsequent transfer to an eligible classification of employment, rehire, recall, or other resumption of employment unless that Participant is subsequently employed within one of the Eligible Union Groups and the collective bargaining agreement applicable to that Eligible Union Group specifically provides for participation in the Plan by all members of that Eligible Union Group.
(d)    Non-union Participants rehired on or after January 1, 2006, shall not be eligible to accrue additional benefits under the Plan.
(e)    No union Participants hired or rehired on or after January 1, 2001 shall be eligible to accrue additional benefits, under the Plan on or after January 1, 2006 unless employed within one of the Eligible Union Groups and the collective bargaining agreement applicable to that Eligible Union Group specifically provides for participation in the Plan by all members of that Eligible Union Group.
(f)    Union Employees hired or rehired on or after January 1, 2001 who, on or after January 1, 2006, cease to be covered under a collective bargaining agreement between a union and the Company for any reason, including by transfer to non-union status (union Employees hired before January 1, 2001 and transferred to non-union status will, at the time of transfer, be treated as a non-union Employee hired before January 1, 2006) shall not be eligible to accrue additional benefits under the Plan on or after January 1, 2006; provided, however, union Employees hired before January 1, 2001 who are laid off and recalled to employment on or before December 31, 2005 shall be treated as having been hired before January 1, 2001 but subject on and after January 1, 2006 to the provisions in this Section 3.2.
(g)    No Employee on whose behalf the Company or a Designated Subsidiary makes contributions to any employee pension benefit plan with respect to a period of current service shall be eligible to accrue benefits in this Plan for the same period of service.

(h)    Any Participant who, immediately prior to a transfer of employment to American Water Enterprises, Inc., is eligible to accrue additional benefits under the Plan under this Section 3.2(b) shall continue to accrue benefits under the Plan while employed by American Water Enterprises, Inc. until such Participant subsequently terminates employment or is transferred to an ineligible employment classification.
Section 3.3    Collective Bargaining.
(a)    Any other provision of this Plan to the contrary notwithstanding, if any labor organization, which shall be recognized by the Company or a Designated Subsidiary as the representative for purposes of collective bargaining of any unit of Employees, does not enter into an agreement with the Company or a Designated Subsidiary providing for the participation of such Employees in this Plan, or having entered into such an agreement fails or refuses to continue the same in effect, the Employees so represented shall not, except to the extent of such Employees’ vested interest under Section 8.1, be Participants in, or eligible to participate in, this Plan, its benefits, or in the funds held by the Insurance Company, the Trustee or any Investment Manager, provided that if the absence of an agreement occurs only during a period of negotiations which culminate in a new agreement providing for the participation of such Employees in this Plan, such Employees shall not lose any of the rights which they would otherwise have had hereunder.
(b)    If any Employee becomes a Participant following a period during which he was ineligible to participate by reason of this Section 3.3, his Years of Service under this Plan shall not, for the purpose of computing the retirement income benefit, if any, to which he is entitled under this Plan, include any period during which he was so ineligible.
Section 3.4    Suspension of Benefits. A Participant who continues in employment beyond age 65 shall not be entitled to payment of benefits while so employed, provided that the Plan notifies the Participant by personal delivery or first class mail during the first calendar month following the Participant’s Normal Retirement Date that his benefits will not be payable until his actual termination of employment. Such notification shall state that benefit payments are not being paid, in accordance with this Section 3.4, because the Participant is remaining in active employment, and shall include a copy of this Section 3.4 and a statement to the effect that applicable Department of Labor regulations may be found at 29 CFR § 2530.203-3.

ARTICLE IV.
RETIREMENT

Section 4.1    Normal Retirement and Late Retirement.
(a)    Upon retirement at his Normal Retirement Date a Participant shall be entitled to receive a monthly retirement income commencing on his Normal Retirement Date in an amount determined under Sections 5.2, 5.6, 5.7 and, if applicable, Section 6.1(a).
(b)    A Participant who continues to be employed after his Normal Retirement Date shall be entitled to receive a monthly retirement income commencing on his Late Retirement Date in an amount determined under Sections 5.2, 5.6, 5.7 and, if applicable, Section 6.1(a). Notwithstanding the foregoing, an executive shall have a Late Retirement Date only if he continues in employment with the Employer after his Normal Retirement Date by consent of the Company.
(c)    For purposes of this Section 4.1, an “executive” means a Participant:
(i)    who is an executive as defined in 29 CFR.541.1 and EEOC Reg. section 1625.12;
(ii)    who is (A) in charge of a significant and substantial local or regional operation of the Employer, (B) in charge of a department or division of the Employer, or (C) in a high policy making position with the Employer;
(iii)    who has attained age 65;
(iv)    who has been in a position described in Sections 4.1(a) and 4.1(b) for the two year period immediately prior to his retirement; and
(v)    who is entitled to an immediate nonforfeitable annual retirement income, payable in the form of a single life annuity commencing at age 65 (or retirement, if later), from all employee pension, profit sharing, savings and deferred compensation plans sponsored by the Employer, which equals, in the aggregate, at least $44,000 (or such other amount as may be described pursuant to 29 C.F.R. 541.1). There shall be excluded from the calculation of the retirement income all of the Participant’s contributions to all plans, including amounts rolled over from the plans of previous employers.
Section 4.2    Early Retirement.
(a)    A Participant may retire on the first day of any month occurring on or after both attaining his Early Retirement Date and making application in writing therefor to his Employer at least two full calendar months in advance. Notwithstanding the foregoing, in the event a Subsidiary is named as a Designated Subsidiary effective after December 31, 1971, a Participant who is an Employee of such Designated Subsidiary may not retire under this Section 4.2(a) before being credited with five Years of Service under this Plan.
(b)    In the event of retirement under the provisions of Section 4.2(a), the date of a Participant’s actual retirement shall be his Early Retirement Date and upon retirement at his Early Retirement Date a Participant shall be entitled to receive a monthly retirement income commencing on his Early Retirement Date in an amount determined under Sections 5.4, 5.6, 5.7 and, if applicable, Section 6.1(a).
(c)    In the event a Participant who has applied for Social Security disability benefits applies for an Early Retirement benefit under this Section 4.2, commences payment of his Early Retirement benefit as of his elected Annuity Starting Date, and such elected Annuity Starting Date occurs prior to the date that an award of total and permanent disability benefits is made by the United States Social Security Administration (the “Award”), such Participant shall not be permitted to change his Early Retirement benefit to a Disability Retirement benefit payable under Section 4.3 following the date of the Award. The foregoing shall apply regardless of the date of disability that is referenced in the Award. For purposes of clarity, a Participant for whom payment of his Early Retirement benefit has not yet commenced as of his elected Annuity Starting Date due to administrative delay shall be treated as having commenced payment of his Early Retirement benefit as of his elected Annuity Starting Date.
Section 4.3    Disability Retirement.
(a)    A Participant who has completed 10 or more Years of Service, and who qualifies for disability retirement under this Section 4.3(a) shall be retired as of the first day of the month following the first month in which the Committee has received both (i) the Participant’s written request for disability retirement, and (ii) evidence reasonably satisfactory to the Committee that the Participant has been determined by the United States Social Security Administration to qualify for total and permanent disability benefits under the Social Security Act. A Participant shall be eligible for disability retirement benefits if, as a result of mental or physical illness or injury (other than self-inflicted) while actively employed, he qualifies for disability benefits under the Social Security Act. Disability benefit payments shall commence in either the month in which the disabled Participant is retired, as described above, or in the next following month, as may be administratively practicable. Such payments under the Plan shall be made retroactively to the first day of the month following the date as of which the Participant is deemed to be disabled by the Social Security Administration, or, if later, to the last day of the Participant’s eligibility for continuation of the Participant’s salary or hourly wages as sick pay under an applicable Employer sick pay plan. The sum of any retroactive payments shall be paid in a lump sum, without interest, as part of the first monthly payment of disability benefits. A Participant shall provide such reasonable evidence of continued Social Security disability as the Committee may require from time to time. Disability benefits shall be discontinued if the Participant ceases to qualify for disability benefits under the Social Security Act. A Participant who becomes disabled, while actively employed, on or after attaining age 65, shall be considered to have retired under Section 4.1 and will be entitled to a monthly retirement income, if any, in an amount determined under Sections 5.2, 5.6, 5.7 and, if applicable, Section 6.1(a).
(b)    Notwithstanding the above, if a Participant’s disability is determined by the Social Security Administration to qualify under the Social Security Act prior to July 1, 2001, and the Participant’s benefit was in pay status, the benefit shall be determined under the provisions of the Plan in effect prior to July 1, 2001.
(c)    In the event of retirement under the provisions of Section 4.3, the date specified in Section 4.3 shall be the Participant’s Disability Retirement Date, and the Participant shall be entitled to receive for life, or as long as his disability continues to qualify under the Social Security Act, a monthly retirement income commencing on his Disability Retirement Date in an amount determined under Sections 5.5, 5.6, 5.7 and, if applicable, Section 6.1(a); provided that if at his Disability Retirement Date, a Participant would be eligible for Early Retirement but for the two months’ notice requirement, he may elect to retire early under the provisions of Section 4.2(a).
(d)    A Participant shall not be eligible for a benefit payable under this Section 4.3 if the provisions of Section 4.2(c) apply.

ARTICLE V.
RETIREMENT INCOME LIFE BENEFITS

Section 5.1    For Participants Who Retired Prior to July 1, 2001. Except as otherwise specifically provided in Appendix 1, the monthly retirement income payable to a Participant whose Retirement Date occurred on or before July 1, 2001 shall be continued after June 30, 2001 in the same amount and subject to the same conditions as the monthly retirement income which such Participant was receiving under the Plan beginning on or before July 1, 2001.
Section 5.2    Normal or Late Retirement Income. A Participant’s Normal or Late Retirement Income shall be determined as follows:
(a)    For Active Non Union Participants Retirement on or after July 1, 2001. An active non union Participant retiring after June 30, 2001, except as modified by the provisions of Section 6.1(a), shall receive a monthly retirement income commencing on his Normal or Late Retirement Date in an amount equal to the following:
(i)    For Years of Service prior to July 1, 2001, the sum of the following:

(A)    1.85% of his Final Average Earnings not in excess of the Social Security Average Wage Base, multiplied by his Years of Service up to a maximum of 25 years, plus
(B)    2.1 % of his Final Average Earnings in excess of the Social Security Average Wage Base, multiplied by his Years of Service up to a maximum of 25 years, plus
(C)    0.7% of his Final Average Earnings, multiplied by his Years of Service in excess of 25 years.
plus
(ii)    For Years of Service on or after July 1, 2001, the sum of the following:
(A)    1.60% of his Final Average Earnings not in excess of the Social Security Average Wage Base, multiplied by his Years of Service up to a maximum of 25 years, plus
(B)    2.1 % of his Final Average Earnings in excess of the Social Security Average Wage Base, multiplied by his Years of Service up to a maximum of 25 years, plus
(C)    1.60% of his Final Average Earnings, multiplied by his Years of Service in excess of 25 years.
(iii)    Years of Service credited before and after July 1, 2001 shall be aggregated in determining the 25 year maximum period.
(b)    For Active Union Participants Retiring on or after July 1, 2001. An active union Participant retiring after June 30, 2001, except as modified by the provisions of Section 6.1(a), shall receive a monthly retirement income commencing on his Normal or Late Retirement Date in an amount equal to the following:
(i)    For Years of Service prior to July 1, 2001, the sum of the following:
(A)    1.85% of his Final Average Earnings not in excess of the Social Security Average Wage Base, multiplied by his Years of Service up to a maximum of 25 years, plus
(B)    2.1 % of his Final Average Earnings in excess of the Social Security Average Wage Base, multiplied by his Years of Service up to a maximum of 25 years, plus

(C)    0.7% of his Final Average Earnings, multiplied by his Years of Service in excess of 25 years.
plus
(ii)    1.60% of his Final Average Earnings, multiplied by his Years of Service earned on or after July 1, 2001.
(c)    For Participants Hired on or after July 1, 2001. Effective for Participants hired on or after July 1, 2001, except as modified by the provisions of Section 6.1(a), a Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to 1.60% of his Final Average Earnings multiplied by his Years of Service at Normal or Late Retirement.
(d)    For Union Participants Hired On Or After January 1, 2001. Except as provided below in this Section 5.2(d), Section 3.1(b), or Section 3.2, the Accrued Benefit of a union Participant hired or rehired on or after January 1, 2001 shall be frozen as of December 31, 2005 and no further benefits shall accrue for such Participant under the Plan after December 31, 2005. Notwithstanding the foregoing, union Employees who:
(i)    are employed at the Company's Sterling, Illinois facility and were hired or re-hired prior to February 1, 2009,
(ii)    are employed in the Employer's call center at either the Alton, Illinois or Pensacola, Florida facility,
(iii)    were union Employees on January 15, 2002 employed in the water business acquired from Citizens Utility Company, or
(iv)    are Local 423 union Employees hired before April 1, 2006 or Local 68 union Employees hired before May 1, 2006, who were participating in the Employees' Retirement Plan of Elizabethtown Water Company as of December 31, 2006,
may continue to accrue benefits under the Plan for Years of Service on and after December 31, 2005.
Section 5.3    1994 Fresh Start Provisions. If the Accrued Benefit, computed as of June 30, 1994, of a Participant who is actively employed on July 1, 1994 was based on Earnings in excess of $150,000, such Accrued Benefit shall be frozen as of June 30, 1994. The Accrued Benefit payable to such a Participant who retires at his Normal Retirement Date shall be the greater of:
(a)    the sum of his Accrued Benefit as of June 30, 1994, plus his Accrued Benefit for each Year of Service for benefit accrual after June 30, 1994 computed in accordance with Section

5.2(a) above but based only on Earnings allowable under section 401(a)(17) of the Code as in effect for Plan Years beginning after 1993; or
(b)    the Participant’s Accrued Benefit computed under Section 5.2(a) using all of the Participant’s Years of Service for benefit accrual, but limiting Earnings to the level in effect under section 401(a)(17) of the Code as of the Participant’s retirement or other termination of service, as applicable.
Section 5.4    Early Retirement Income. The monthly retirement income commencing on a Participant’s Early Retirement Date shall be an amount equal to his normal retirement income under Section 5.2 based on his Years of Service to his Early Retirement Date, multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
Section 5.5    Disability Retirement Income. The monthly retirement income commencing on a Participant’s Disability Retirement Date shall be an amount equal to the benefit which he would have received pursuant to Section 5.2(a) or (b) or (c) based on his Years of Service and Final Average Earnings as of his Disability Retirement Date, without reduction for early commencement.
Section 5.6    Other Plan Benefits. In the case of a Participant who becomes a Participant by reason of the naming after June 30, 1985 of a Subsidiary as a Designated Subsidiary, his normal, late, early, or disability retirement income shall be adjusted downward to reflect benefits to which he is entitled under any other retirement plan or plans established by such Designated Subsidiary and the Committee, acting under uniform rules of nondiscriminatory application with respect to the Employees of any such Designated Subsidiary, shall have the exclusive and binding discretion to make such adjustment as it determines to be equitable under all of the circumstances to the end that there be no duplication of benefits under this Plan and any other plan or plans. Notwithstanding the preceding sentence, no such adjustment shall be made for such amounts as are attributable to the Participant’s contributions to such other plan or plans.
Section 5.7    Benefits Attributable to Merged Plans. In addition to any retirement income benefit payable to a Participant under this Plan, any Participant who was a participant in the California-American Water Company Employee Retirement Plan, the Seymour Water Company Retirement Plan, the West Virginia Water Company Pension Plan, the Brownsville Water Company Non-Bargaining Employees’ Retirement Plan, the Brownsville Water Company Bargaining Employees’ Retirement Plan and the Retirement Plan for Employees of California Water Company, which were merged into this Plan, shall also receive the amount of any benefit the Participant would have received from that merged plan, but for the merger. The benefit payable to any Participant who was a participant in the Pekin Water Works Company Pension Trust and who is given credit under Appendix 3 of this Plan in computing his Accrued Benefit under this Plan shall receive no additional benefit credit on account of such participation.

Section 5.8    Normal Form of Retirement Income. The normal form of retirement income shall be as follows:
(a)    Unmarried Participants. If a Participant is not married on his Annuity Starting Date, his retirement income will be paid to him monthly for life, beginning with the first payment following his retirement and ending with the last payment payable prior to his death.
(b)    Married Participants. If a Participant is married on his Annuity Starting Date, his retirement income will be paid to him in the faun of a Qualified Joint and Survivor Annuity as described in Section 6.1(a).

ARTICLE VI.
BENEFIT ELECTIONS, SURVIVOR BENEFITS
AND RELATED REDUCTIONS IN BENEFITS
Section 6.1    Automatic Surviving Spouse Benefit.
(a)    Qualified Joint and Survivor Annuity. A Participant who is married on his Annuity Starting Date, shall be paid a benefit for his life equal to that percentage determined by his attained age and the attained age of his spouse, set forth in the Table of Contingent Annuitant Percentages attached to the Plan as Table 2, of his normal retirement income under Section 5.2, his early retirement income under Section 5.4 or his disability retirement income under Section 5.5; and his spouse, if such spouse survives him, shall be paid a benefit equal to 50% of his reduced benefit. For any Participant retiring on a Late Retirement Date, Table 2 shall be applied based on the Participant’s attained age and the attained age of the Participant’s spouse as of the Participant’s Late Retirement Date.
If a Participant’s spouse dies within two years of the date payments to the Participant begin under this Section 6.1(a), beginning with the first payment following the death of such spouse, monthly retirement income payments to the Participant will be adjusted to be equal to the monthly amount that would have been paid to the Participant if the Participant’s benefit had been determined solely under Section 5.8(a).
(b)    Qualified Preretirement Survivor Annuity.
(i)    Death Prior to Early Retirement Eligibility and Prior to Completing Ten Years of Service. In the event of the death of an actively employed married Participant who had competed at least five Years of Service but before he had completed at least ten Years of Service, such Participant’s spouse shall be entitled to a benefit, payable, if such spouse is then surviving, on the first day of the month coincident with, or next following the later of (A) the date of the Participant’s death or (B) the date the Participant would have attained age 55 had he survived, elected the 50% contingent annuity form of benefit, as determined under Table 2 based on his and his spouse’s then attained ages, and then died.
(ii)    Death Prior to Early Retirement Eligibility but After Ten Years of Service. In the event of a married Participant’s death while actively employed, after he has completed ten Years of Service but prior to becoming eligible for Early Retirement, such Participant’s spouse shall be entitled to receive the same monthly benefit to which the Participant would have been entitled had the Participant retired on the day before his death and had elected to receive the 100% contingent annuity form of benefit. The amount of such benefit shall be determined under Table 4, based on his attained age and the attained age of his spouse, except that for purposes of applying Table 4, the Participant’s attained age, if less than age 55, shall be considered to be age 55 and his spouse’s age shall be adjusted so that it bears the same relationship to age 55 as their actual attained ages bear to each other.
(iii)    Death After Becoming Eligible for Early Retirement. In the event of a married Participant’s death, while actively employed, while he is eligible for Early Retirement but for the applicable notice requirement under Section 4.2(a), such Participant’s spouse shall be entitled to receive the same monthly benefit to which the Participant would have been entitled had the Participant retired on the day before his death and had elected to receive the 100% contingent annuitant form of benefit as determined under Table 4, based on his attained age and the attained age of his spouse.
(iv)    Death After Becoming Eligible for Normal Retirement. In the event of a married Participant’s death while actively employed, after his Normal Retirement Date, such Participant’s spouse shall be entitled to receive the same monthly benefit to which the Participant would have been entitled had the Participant retired on his Late Retirement Date and had elected to receive the 100% contingent annuitant form of benefit as determined under Table 4, based on his attained age and the attained age of his spouse.
(v)    Death of Vested Terminated Participant. In the event of a married Participant’s death after he had completed five Years of Service, but before he had become eligible for Early Retirement, and who was not actively employed at the time of his death, such Participant’s spouse shall be entitled to a benefit, payable, if such spouse is then surviving, on the first day of the month coincident with, or next following the later of (A) the date of the Participant’s death or (B) the date the Participant would have attained age 55 had he survived, elected the 50% contingent annuity form of benefit, as determined under Table 2 based on his and his spouse’s then attained ages, and then died. Notwithstanding the foregoing, in the event a married Participant who is no longer actively employed dies after he has become eligible to elect to receive retirement income benefits under Section 8.1 and before his Normal Retirement Date, such Participant shall be considered to be actively employed on the date of his death, and his spouse, if surviving, will receive a benefit in accordance with Section 6.1(b)(iii) above.
Any benefit payable under this Section 6.1 shall terminate on the surviving spouse’s death.
Section 6.2    Notice and Election Procedures.
(a)    Initial Notice and Election. Within 180 days (90 days for plan years beginning prior to January 1, 2007) before a Participant’s Annuity Starting Date, the Committee shall supply the Participant with a written explanation describing the terms and conditions of the normal form of benefit payable to him under Section 5.8, the financial effect of the other forms of benefit available to him under the Plan and the relative value of the other forms of benefit compared to the normal form of benefit. The explanation shall also describe the Participant’s right to waive the normal form of benefit and the effect of such waiver, the rights of the Participant’s spouse, the right to revoke a previous waiver of the normal form of benefit, the effect of such a revocation and, if the Participant has not reached his or her Normal Retirement Date, the consequences of failing to defer payment until a later payment date. Finally, the explanation shall advise the Participant that his benefit shall be paid in such normal form, unless within 180 days (90 days for plan years beginning prior to January 1, 2007) before his Annuity Starting Date, he notifies the Committee of an election to receive a different form of benefit, and, if he is married:
(i)    his spouse consents to his election in writing,
(ii)    such election designates a Contingent Annuitant or Annuitants other than his spouse (or form of benefit) that may not be changed without spousal consent, or the spouse’s consent acknowledges the spouse’s right to limit consent to a specific Contingent Annuitant or Annuitants (or form of benefit), and expressly and voluntarily permits designations by the Participant without any requirement of further consent by the spouse; and
(iii)    the spouse’s consent acknowledges the effect of such election and is witnessed by a notary public.
(iv)    Spouse shall mean effective June 26, 2013, the individual to whom a Participant is married, including a marriage of same-sex spouses that was validly entered into in a domestic or foreign jurisdiction whose laws authorize the marriage of two individuals of the same sex even if the married couple resides in a domestic or foreign jurisdiction that does not recognize the validity of same-sex marriages. Marriage does not include registered domestic partnerships, civil unions, or other similar formal relationships recognized under state law that are not denominated as a marriage under that state’s law, and the term “Spouse” does not include individuals who have entered into such a formal relationship. Spouse means the spouse of a Participant on the date benefits under the Plan commence, however, if the Participant should die prior to the date benefits under the Plan would have commenced to him/her, then the spouse will be the spouse to whom the Participant was married on the date of death. To the extent provided, under a qualified domestic relations order, the “Spouse” means a former Spouse of the Participant.
(b)    Election Period; Extension of Election Period. A Participant’s election period under this Section 6.2 shall be the 180 day period (90 day period for plan years beginning prior to January 1, 2007) ending on his Annuity Starting Date. If, by not later than the day before his Annuity Starting Date, the Participant notifies the Committee of an election not to receive the normal form of benefit payable to him under Section 5.8, and his spouse (if any) has consented to such election, his benefit shall be paid in the alternate form selected by the Participant.
However, if by not later than the day before his Annuity Starting Date, the Participant requests the Committee to furnish him with additional information relating to the effect of the normal form of benefit payable to him under the Plan, the election period under this Section 6.2 shall be extended and his Annuity Starting Date shall be postponed to a date not later than 180 days (90 days for plan years beginning prior to January 1, 2007) following the date the Committee furnishes him with the additional information.
(c)    Change of Election - Optional Form of Benefit. Any Participant electing an optional form of benefit under Section 6.3 or Section 6.4 may revoke such election and file a new election with the Committee at any time prior to the Participant’s Annuity Starting Date. Upon the Participant’s Annuity Starting Date, his election shall become irrevocable.
(d)    Notice and Election Procedures for Qualified Preretirement Survivor Annuity. Within the one year period beginning on the date an Employee becomes a Participant, the Committee shall provide the Participant with a written explanation of the spouse’s preretirement death benefit. The written explanation shall notify the Participant that if he is married and he dies before his Annuity Starting Date, his spouse shall receive the spouse’s preretirement death benefit determined under Section 6.1(b).
Section 6.3    Monthly Income for Life Election. A Participant who is married on his Annuity Starting Date may, with his spouse’s written and notarized consent, elect to have his normal or late retirement income under Section 5.2, his early retirement income under Section 5.4, or his disability retirement income under Section 5.5, in each case as limited by Section 5.6 and 5.7, paid in the form described in Section 5.8(a).
Section 6.4    Survivor Benefits Available by Election.
(a)    Participants whose benefits are not subject to an automatic surviving spouse benefit under Section 6.1 or who, with their spouse’s written and notarized consent as described in Section 6.2, elect not to accept an automatic surviving spouse benefit may elect to provide benefits for their Contingent Annuitants as described below.

(b)    Upon written notice executed by a Participant and filed with his Employer at least 60 days prior to his actual retirement date, a Participant may, subject to the limitations of this Section 6.4, designate any individual as his Contingent Annuitant and at the same time elect:
(i)    a reduced benefit for life with the continuation of (A) 50%, (B) 75% (effective for Annuity Starting Dates after June 30, 2008), (C) 66-2/3%, or (D) 100% of such reduced benefit to his surviving Contingent Annuitant for the life of such Contingent Annuitant; or
(ii)    a reduced benefit for life with the continuation of 100% of such reduced benefit to his Contingent Annuitant only to the extent required for the total number of monthly payments to the Participant and his Contingent Annuitant to equal either (A) 60, (B) 120, or (C) 180.
(c)    In the event of such a designation and election, the reduced retirement income payments will be paid to the Participant, commencing on his Normal, Late, Early or Disability Retirement Date. The first payment, if any, to the Contingent Annuitant shall be made on the first day of the calendar month coincident with or following the death of the Participant, or as soon as administratively possible following the death of the Participant, provided payment is made retroactively to the first day of the month following the Participant’s death. Payments to the Participant shall terminate with the last payment payable preceding his death.
(d)    Any such election shall become effective upon the Participant’s retirement unless otherwise provided by the Participant. The amount of the Participant’s reduced retirement benefit shall be determined by multiplying his normal, late, early or disability retirement income by a percentage set forth in Table 2, 3, 4, or 4(a), as appropriate, depending upon his age and the age of his Contingent Annuitant as of the Participant’s actual retirement date.
(e)    If a Contingent Annuitant dies within two years of the date payments to the Participant begin under this Section 6.4, other than payments in a form described in Section 6.4(b)(ii), monthly retirement income payments to the Participant will be adjusted beginning with the first payment following the death of such Contingent Annuitant, to be equal to the monthly amount that would have been paid to the Participant if the Participant’s benefit had been determined solely under Section 5.8(a). No such adjustment will be made to the benefit of a Participant whose benefit is being paid in a form described in Section 6.4(b)(ii).
(f)    If a Participant’s Contingent Annuitant is anyone other than his spouse, the present value of the payments to be made to the Participant as of the date such payments are to commence, computed by using the same mortality and interest assumptions as are used for purposes of Tables 2, 3, 4, and 4(a) must be more than 50% of the present value, as of such date and similarly computed, of all payments to be made to the Participant and his Contingent Annuitant. Any election of a Contingent Annuitant made in violation of this provision shall be void.

(g)    In the event of the death of the Participant’s Contingent Annuitant prior to the Participant’s actual retirement date, the election of a Contingent Annuitant under Section 6.4 shall be inoperative.
Section 6.5    Death Benefits for Unmarried Participants. An unmarried Participant who is actively employed on or after January 1, 2006 and who has completed at least five Years of Service may designate a Contingent Annuitant. The benefit to be provided to that Contingent Annuitant shall be as specified in (a) through (c) below:
(a)    For Active and Terminated Vested Participants: Death Prior to Early Retirement Eligibility and Prior to Completing Ten Years of Service. In the event of an unmarried Participant’s death after he had completed five Years of Service, but before he had become eligible for Early Retirement, whether such Participant is then actively employed or not, such Participant’s Contingent Annuitant shall be entitled to a benefit, payable, if such Contingent Annuitant is then surviving, on the first day of the month coincident with or next following the later of (i) the date of the Participant’s death or (ii) the date the Participant would have attained age 55 had he survived. The amount of such benefit shall be the same amount that such surviving Contingent Annuitant would have received had such Participant terminated his service, survived to age 55, elected the 50% contingent annuity form of benefit, as determined under Table 2 based on his and his Contingent Annuitant’s then attained ages, and then died.
(b)    For Active Participants: Death Prior to Early Retirement Eligibility but After Ten Years of Service. In the event of an unmarried Participant’s death while actively employed, after he has completed ten Years of Service but prior to becoming eligible for Early Retirement, such Participant’s Contingent Annuitant shall be entitled to receive the same monthly benefit to which the Participant would have been entitled had the Participant retired on the day before his death and elected to receive the 100% contingent annuity form of benefit. The amount of such benefit shall be determined under Table 4, based on his attained age and the attained age of his Contingent Annuitant, except that for purposes of applying Table 4, the Participant’s attained age, if less than age 55, shall be considered to be age 55 and his Contingent Annuitant’s age shall be adjusted so that it bears the same relationship to age 55 as their actual attained ages bear to each other.
(c)    Death After Becoming Eligible for Early Retirement.
(i)    Actively Employed Participants. In the event of an unmarried Participant’s death, while actively employed and after becoming eligible for Early Retirement including after the Participant’s Normal Retirement Date, such Participant’s Contingent Annuitant shall be entitled to receive the same monthly benefit to which the Participant would have been entitled had the Participant retired on the day before death and elected to receive the 100% contingent annuitant form of benefit as determined under Table 4, based on his attained age and the attained age of his Contingent Annuitant.

(ii)    Terminated Participants. In the event of an unmarried Participant’s death after his employment with the Employer has terminated and after becoming eligible for Early Retirement including after the Participant’s Normal Retirement Date, such Participant’s Contingent Annuitant shall be entitled to receive the same monthly benefit to which the Participant would have been entitled had the Participant retired on the day before death and elected to receive the 100% contingent annuitant form of benefit as determined under Table 4, based on his attained age and the attained age of his Contingent Annuitant.
(d)    Any benefit payable under this Section 6.5 shall terminate on the surviving Contingent Annuitant’s death.
Section 6.6    Required Distributions - Code Section 401(a)(9). Distributions under this Section 6.6 shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder, as generally described in this Section 6.6. The provisions of this Section 6.6 shall supersede any distribution option otherwise provided in the Plan to the extent that it is inconsistent with section 401(a)(9) of the Code, but shall not create or increase any benefit. Notwithstanding anything in the Plan to the contrary, the form and the timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code. The Plan shall apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations under section 401(a)(9) that were published on April 17, 2002 and June 15, 2004, as set forth in Treas. Reg. § 1.401(a)(9)-2 through 1.401(a)(9)-9. The provisions of this Section 6.6 shall override any provisions of the Plan to the contrary.
(a)    Time and Manner of Distribution.
(i)    Required Beginning Date. The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(ii)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin and the Participant’s Beneficiary is entitled to receive a death benefit, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:
(A)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have reached age 70½, if later.

(B)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(C)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death and benefits are payable in the form of a life and certain annuity under Section 6.4(b), the Participant’s entire interest shall be distributed to the Participant’s estate by the December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(D)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.6(a)(ii), other than Section 6.6(a)(ii)(A), shall apply as if the surviving spouse were the Participant.
For purposes of this Section 6.6(a)(ii) and Section 6.6(d), distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 6.6(a)(ii)(D) applies, the date distributions are required to begin to the surviving spouse under Section 6.6(a)(ii)(A)). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.6(a)(ii)(B)), the date distributions are considered to begin is the date distributions actually commence.
(iii)    Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 6.6(b), (c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.
(b)    Determination of Amount to be Distributed Each Year.
(i)    General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:
(A)    the annuity distributions shall be paid in periodic payments made at intervals not longer than one year;

(B)    the distribution period shall be over a life (or lives) or over a period certain not longer than the period described in Sections 6.6(c) and (d);
(C)    once payments have begun over a period certain, the period certain shall not be changed even if the period certain is shorter than the maximum permitted;
(D)    payments shall either be non-increasing or increase only as follows:
(1)    by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the United States Bureau of Labor Statistics;
(2)    to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 6.6(c) dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p) of the Code;
(3)    to provide cash refunds of employee contributions upon the Participant’s death; or
(4)    to pay increased benefits that result from a Plan amendment.
(ii)    Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 6.6(b)(i)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year shall be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.
(iii)    Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year shall be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.
(c)    Requirements for Annuity Distributions that Commence During Participant’s Lifetime.

(i)    Joint Life Annuities Where the Beneficiary is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Treas. Reg. § 1.401(a)(9)-6. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the age difference to be used in determining the applicable percentage referred to in the preceding sentence is reduced by the number of years that the Participant is younger than age 70 on his or her birthday in the calendar year that contains the Annuity Starting Date. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary and a period certain annuity, the requirement in the preceding two sentences shall apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.
(ii)    Period Certain Annuities. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 6.6(c)(ii), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.
(d)    Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary entitled to a death benefit under the Plan, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 6.6(a)(ii)(A) or (B) over the life of the Designated Beneficiary or over a period certain not exceeding:
(A)    unless the Annuity Starting Date is before the first Distribution Calendar Year, the life expectancy of the Designated Beneficiary determined using the Designated Beneficiary’s age as of the Designated Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or
(B)    if the Annuity Starting Date is before the first Distribution Calendar Year, the life expectancy of the Designated Beneficiary determined using the Designated Beneficiary’s age as of the Designated Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.
(ii)    No Designated Beneficiary. If the Participant dies before the date the distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 6.6(d) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 6.6(a)(ii)(A).
(e)    Definitions.
(i)    Designated Beneficiary. The individual who is designated as the Contingent Annuitant under Section 2.1(i) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations.
(ii)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. The first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date.
(iii)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.
(iv)    Required Beginning Date. April 1 of the calendar year following the year in which a Participant reaches age 70½.
Section 6.7    Distributions Pursuant to a Qualified Domestic Relations Order (“QDRO”). Any benefit payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order (“QDRO”), as those terms are defined in section 414(p) of the Code, shall be paid in accordance with the terms of the QDRO. If permitted under the terms of the QDRO, an Alternate Payee may elect payment of benefits pursuant to a QDRO in the form of an Actuarially Equivalent lump sum distribution; provided, however that the Alternate Payee must exercise this election within the 90 day period following the notice to the Alternate Payee that the domestic relations order issued is a

QDRO. Notwithstanding the foregoing, an Alternate Payee may not elect a lump sum form of distribution if payment of the Participant’s benefit has commenced prior to the Alternate Payee’s benefit election.
Section 76.8    Limited Lump Sum Election.
(a)    Eligibility. A Participant who has terminated employment with a vested Accrued Benefit, who is entitled to benefits as of June 30, 2014, may elect to receive his benefit in a single lump sum payment, if the Participant satisfies the following criteria:
(i)    the Participant has neither been reemployed by the Employer nor commenced benefits under the Plan prior to the date of distribution is made under this Section;
(ii)    the Participant's benefit is not subject to payment pursuant to Section 6.6 as a required minimum distribution or Section 6.7 according to a Qualified Domestic Relations Order; and
(iii)    the Participant effectively returns a properly completed application for distribution under this Section, in such form and manner as required by the Committee, during the period that begins September 10, 2014 and ends October 24, 2014, or such other dates established by the Committee to provide an election period of no fewer than 30 days and applied in a uniform and nondiscriminatory manner.
(b)    Distribution to Beneficiary. If a Participant described in subsection (a) is deceased, and if such Participant's surviving spouse or Contingent Annuitant is entitled to a future benefit under the Plan that has not yet commenced under the Plan prior to the date of distribution under this Section, such surviving spouse or Contingent Annuitant may elect to receive a distribution in the form of a single lump sum payment, if the surviving spouse or Contingent Annuitant effectively returns a properly completed application for distribution under this Section no later than October 24, 2014, in such form and manner as required by the Committee.
(c)    Amount. The amount of the single lump sum payment under this Section shall be an amount equal to the Actuarial Equivalent present value of the Participant's vested Accrued Benefit which would otherwise be payable at the Participant's Normal Retirement Date, as of November 1, 2014, including the value of any early retirement subsidy if the Participant is eligible for an Early Retirement Date.
(d)    Early Commencement of Benefits and Additional Forms of Distribution for Certain Participants.
(i)    A Participant who satisfies the requirements of subsection (a) who is not yet eligible for a Normal Retirement Date or an Early Retirement Date shall be eligible for a single lump sum payment under this Section.

(ii)    A Participant described in subsection (d)(i) shall also be eligible for the normal form of payment under Section 5.8, which for a married Participant shall be an annuity providing a reduced benefit for life with the continuation of either 50% or 75%, as elected, of such reduced benefit to his surviving spouse. The Actuarial Equivalent of such Accrued Benefit shall be reduced in accordance with the factors set forth in Section 5.4 assuming the Participant would have otherwise begun to receive his benefit upon attainment of age 55 or current age, if older, then further reduced using the "applicable mortality table" under section 417(e)(3) of the Code and the "applicable interest rate" under section 417(e)(3) of the Code for the third calendar month preceding the calendar year during which the Annuity Starting Date occurs to the extent his Annuity Starting Date precedes his Early Retirement Date.
(e)    Spousal Consent. Notwithstanding anything in this Section to the contrary, any election under this Section by a married Participant of any form of distribution, other than the normal form of benefit payable to him under Section 5.8, shall be subject to the spousal consent and notification requirements described in Sections 6.2.
(f)    Time of Distribution. Any single lump sum distributions elected under this Section must commence on November 1, 2014 or as soon as administratively feasible thereafter to cause all single lump sum distributions under this Section to occur during 2014.
(g)    Closure of Limited Election Period. Notwithstanding anything to the contrary, nothing under this Section shall provide any Participant, spouse, surviving spouse or Contingent Annuitant the right to distribution in the form of a single lump sum payment that does not, for any reason whatsoever, satisfy all of the terms and conditions set forth in this Section.

ARTICLE VII.
BENEFIT PAYMENTS

Section 7.1    Purchase of Annuities. All retirement income will be provided either through (i) the purchase of annuities from, or other contractual arrangements with, an Insurance Company; or (ii) by direct payment from the Trust, as determined from time to time by the Committee.
(a)    In the event that a Participant, his surviving spouse, or his Contingent Annuitant is entitled to a retirement income of less than $10 monthly, that retirement income may be paid quarterly, semi-annually, or annually, in amounts equal to 3, 6 or 12 times the monthly payment otherwise payable, respectively.
(b)    Notwithstanding anything herein to the contrary, if the Actuarial Equivalent lump sum present value of a Participant’s vested retirement income is $5,000 or less on the date his distribution commences, such amount shall be paid to the Participant in a single cash lump sum without the Participant’s consent as soon as administratively feasible in accordance with the following:
(i)    If the Actuarial Equivalent present value of a Participant’s vested retirement income is $1,000 or less and the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” in accordance with Section 7.2 of the Plan, the Participant’s retirement income shall be paid directly to the Participant in a cash lump sum.
(ii)    If the Actuarial Equivalent present value of a Participant’s vested retirement income is more than $1,000 but does not exceed $5,000 and the Participant does not affirmatively elect to have such distribution paid directly to him or to an “eligible retirement plan” in accordance with Section 7.2 of the Plan, the Participant’s retirement income shall be paid directly to an individual retirement account or annuity (an “IRA”) established for the Participant pursuant to a written agreement between the Committee and the provider of the IRA that meets the requirements of section 401(a)(31) of the Code and the regulations thereunder. The Committee shall establish and maintain procedures to inform each Participant to whom this Section 7.1(b)(ii) applies of the nature and operation of the IRA and the Participant’s investments therein, the fees and expenses associated with the operation of the IRA, and the terms of the written agreement establishing such IRA on behalf of the Participant.
Section 7.2    Direct Rollovers.
(a)    Eligibility. If one or more distributions from the Plan constitutes an “eligible rollover distribution” within the meaning of sections 402(c)(2) and (4) of the Code, a distributee may elect to have all or a portion (but not less than $500) of the distribution paid directly to an “eligible retirement plan.” As used herein, “eligible retirement plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee’s eligible rollover distribution. An eligible retirement plan also includes an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to account separately for amounts transferred into such plan from this Plan. For any portion of an eligible rollover distribution consisting of after-tax contributions that are not includable in gross income, an eligible retirement plan must agree to separately account for such portion. With respect to a distributee who is a non-spouse beneficiary, “eligible retirement plan” means an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is established on behalf of the designated beneficiary and that will be treated as an inherited individual retirement annuity pursuant to the provisions of section 402(c)(11) of the Code. Effective for distributions made on or after January 1, 2008, a “qualified rollover contribution” as described in section 408A(e) of the Code may be made from the Plan to a Roth IRA in a direct rollover subject to the rules and provisions set forth in section 408A(e) of the Code and any regulations issued thereunder. The recipient may not elect to have portions of an eligible rollover distribution paid directly to more than one eligible retirement plan. In addition, the recipient will not be permitted to elect a direct rollover with respect to eligible rollover distributions that are reasonably expected to total less than $200 during the year.
(b)    Procedures. The Committee shall make such payment upon receipt from the recipient of the name of the eligible retirement plan to which such payment is to be made, a representation that the receiving plan is an “eligible retirement plan” as defined above, and such other information and/or documentation as the Committee may reasonably require to make such payment.
(c)    Failure to Elect. Except as otherwise provided under Section 7.1(b)(ii), if the recipient fails to elect whether or not a distribution is to be paid in a direct rollover, the recipient will be deemed to have elected not to have any portion of the distribution paid in a direct rollover.
(d)    Application. For purposes of this Section 7.2, “distributee” means a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. For distributions after June 30, 2008, the term distributee also shall include a beneficiary who is not the spouse or former spouse of the Participant or former Participant.

ARTICLE VIII.
VESTED BENEFITS IN THE EVENT OF TERMINATION OF EMPLOYMENT

Section 8.1    Vesting. A Participant whose employment is terminated for any reason other than death or retirement, and who has completed five or more Years of Service at the date of his termination of employment shall be entitled to receive a monthly retirement income beginning on his Normal Retirement Date equal to his normal retirement income under the Plan as in effect as of the date of his termination of employment, based on his full and partial Years of Service at such date of termination of employment. However, if he makes written application to his Employer at least two months in advance, such a Participant shall be entitled to receive his benefit, reduced as provided in Section 5.4, beginning with the first day of any calendar month following the month in which the sum of the years of his attained age and his completed Years of Service is at least 70, provided he has then attained at least age 55. Notwithstanding the foregoing, a Participant shall automatically become 100% vested on the date he reaches age 65.

Section 8.2    Payment of Vested Termination Benefit.
(a)    Forms of Payment. A Participant entitled to benefits under Section 8.1, shall, for purposes of Section 6.1(a) and Section 6.3, be treated as though the date on which his benefits under Section 8.1 are to begin were his actual retirement date. Such a Participant may elect any of the elective survivor benefits provided by Section 6.4.
(b)    Termination Benefit For Certain Union Employees. A union Participant hired on or after January 1, 2001 but before January 1, 2006 who terminates employment with a vested Accrued Benefit on or after January 1, 2006, may elect to receive his benefit at any time in one of the following payment forms:
(i)    a single lump sum payment in an amount equal to the Actuarial Equivalent present value of the Participant’s vested Accrued Benefit which would otherwise be payable at the Participant’s Normal Retirement Date, however, if the Participant is eligible for an Early Retirement Date at the time he terminates employment, the lump sum payment will reflect the value of the early retirement subsidy; or
(ii)    a single life annuity which shall be the Actuarial Equivalent value of the single lump sum described in (i) above.
Notwithstanding the foregoing, if payment to the Participant occurred later than the close of the second Plan Year following the Plan Year in which such Termination of Employment occurred and such Participant is reemployed by the Employer, the Participant’s Accrued Benefit shall be restored upon reemployment without the requirement that he make restoration contributions, provided, however his subsequent Accrued Benefit, if any, payable upon his subsequent Termination of Employment shall be offset by the Accrued Benefit attributable to the prior distribution.
Section 8.3    Failure to Vest. A Participant whose employment is terminated for any reason other than death or retirement and who has not completed at least five Years of Service at the time of his termination of employment for any reason other than death or retirement shall not be entitled to any benefits under the Plan. Amounts forfeited under this provision shall be applied to reduce the obligation of the Company and its Designated Subsidiaries to contribute under the Plan.

ARTICLE IX.
RE-EMPLOYMENT AND BREAKS-IN-SERVICE

Section 9.1    Re-employment before July 1, 1976. If a Participant who terminated employment with the Employer is re-employed before July 1, 1976, he shall be considered a new Employee for purposes of this Plan. In determining the amount of his retirement income as a new Employee, however, if the Participant has vested retirement income benefits under Section 8.1 due to prior service, his benefit shall be computed under Section 5.2 as if his service was continuous. The benefit payable to such Participant as a new Employee shall be the excess of the benefit so computed over the benefit payable on account of that prior service, without regard to any actuarial reductions to which that prior service benefit may have been subject.
Section 9.2    Re-employment after June 30, 1976 and before July 1, 1985. If a Participant terminates employment with the Employer and is re-employed after June 30, 1976 and before July 1, 1985, all of his Years of Service shall be recognized for all purposes of the Plan unless, at the time of his return to employment, the period of his absence was at least a one year Break-in-Service, in which event:
(a)    Years of Service occurring before the Break-in-Service shall not thereafter be recognized for any purpose of the Plan unless, immediately following the Break-in-Service, he completed one Year of Service; and,
(b)    if, before the Break-in-Service, the Participant had no vested retirement income benefit under Section 8.1, Years of Service before the Break-in-Service shall not thereafter be recognized for any purpose of the Plan unless the number of Years of Service before the Break-in-Service exceeds the number of consecutive years of Break-in-Service.
Section 9.3    Re-employment after June 30, 1985. If a Participant terminates employment with the Employer and is re-employed after June 30, 1985, all of his Years of Service shall be recognized for all purposes of the Plan unless, at the time of his return to employment, the period of his absence was at least five consecutive Breaks-in-Service, in which event:
(a)    Years of Service occurring before those Breaks-in-Service shall not thereafter be recognized for any purpose of the Plan unless, immediately following those Breaks-in-Service, he has completed one Year of Service; and,
(b)    if, before those Breaks-in-Service, the Participant had no vested retirement income benefit under Section 8.1, Years of Service before those Breaks-in-Service shall not thereafter be recognized for any purpose of the Plan unless the number of Years of Service before those Breaks-in-Service exceeds the greater of five or the number of consecutive Breaks-in-Service.
Section 10.4    General. Anything herein to the contrary notwithstanding, a Break-in-Service shall not reduce any Participant’s vested retirement income benefit, determined immediately before the Break-in-Service, nor shall Section 9.2 or Sections 9.3 or 9.4 be interpreted to restore credit for Years of Service disregarded by reason of some earlier Breaks(s)-in-Service.

ARTICLE X.
VETERANS’ RE-EMPLOYMENT RIGHTS

Section 10.1    Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code as summarized below:
(a)    Crediting Service.
(i)    An Employee re-employed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code shall be treated as not having incurred a Break-in-Service with the Employer by reason of such Employee’s period of Qualified Military Service.
(ii)    Upon re-employment by the Employer in accordance with Chapter 43 of Title 38 of the United States Code, an Employee’s period of Qualified Military Service shall be deemed service with the Employer for purposes of determining the vested percentage of the Employee’s account.
(b)    Earnings. An Employee who is in Qualified Military Service shall be treated as receiving Earnings from the Employer during such period of Qualified Military Service equal to:
(i)    the Earnings the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Qualified Military Service; or
(ii)    if the Earnings the Employee would have received during such period was not reasonably certain, the Employee’s average Earnings from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).
Section 10.2    Death While In Qualified Military Service. Effective for deaths occurring on or after January 1, 2007, to the extent required by section 401(a)(37) of the Code and regulations or other guidance issued thereunder, the survivors of a Participant who dies while performing qualified military service (as defined in section 414(u) of the Code) shall be eligible for any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan if the Participant had resumed employment and immediately thereafter terminated employment due to death.

ARTICLE XI.
PLAN ADMINISTRATION

Section 11.1    Fiduciary Responsibility. The Plan shall be administered by the Committee, which shall be the Plan’s “named fiduciary” and “administrator,” as those terms are defined by ERISA, and its agent designated to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Committee. All matters relating to the control and management of Plan assets shall, except to the extent delegated in accordance with the trust agreement, be the sole and exclusive responsibility of the Trustee. The Committee shall administer the Plan for the exclusive benefit of Participants and their Beneficiaries.
Section 11.2    Appointment and Removal of Committee. The Committee shall consist of at least three persons who shall be appointed and may be removed by the Board of Directors. Persons appointed to the Committee may be, but need not be, employees of the Employer. Any Committee member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery. Notwithstanding the foregoing, any Committee member who is an Employee of the Employer shall be deemed to have resigned from the Committee effective upon his termination of employment. A Committee member may be removed by the Board of Directors by written notice to such Committee member, which notice shall be effective upon delivery. The Board of Directors shall promptly select a successor following the resignation or removal of the Committee member, if necessary to maintain a Committee of at least three members.
Section 11.3    Compensation and Expenses of Committee. Members of the Committee who are Employees shall serve without compensation. Members of the Committee who are not Employees may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all ordinary and necessary expenses of the Committee shall be paid by the Employer.
Section 11.4    Committee Procedures. The Committee may enact such rules and regulations for the conduct of its business and for the administration of the Plan as it may deem desirable. The Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the actions of the Committee. No member of the Committee shall act on any matter in which he alone is personally interested under the Plan. Except as may otherwise be provided by the Plan, the Committee shall have all powers necessary to accomplish the purposes of the Plan including, but not by way of limitation, the following:
(a)    To interpret the provisions of the Plan and to decide any dispute that may arise regarding the rights of Participants thereunder. Any such determinations shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

(b)    To determine all questions affecting the eligibility of any Employee to participate in the Plan, including, without limitation, to determine whether any individual performing services as an independent contractor is an Employee eligible to participate in the Plan and, if so, for what period.
(c)    To compute the amount of benefits payable hereunder to any Participant.
(d)    To authorize the application of funds to provide the retirement income benefits of Participants, surviving spouses and Contingent Annuitants.
(e)    To appoint an actuary who shall make all actuarial computations required in the administration of the Plan, including those necessary to enable the Company and its Designated subsidiaries to comply with the provisions of Section 12.1.
(f)    To employ such accountants, attorneys, consultants and other advisors as may be necessary or appropriate to the administration of the Plan and to delegate authority to such one or more members of the Committee or such other Employee of an appropriate Employer as the Committee shall determine.
(g)    To prescribe from time to time, with the advice of an actuary, such actuarial assumptions as are necessary for the operation of the Plan. The factors and assumptions embodied in Tables 1 through 5 may be changed only by Plan amendment pursuant to Section 16.1(a).
(h)    To authorize an amendment to the Plan extending the Plan to a group or groups of acquired employees in accordance with the terms and conditions set forth in any acquisition agreement previously approved by the Board of Directors, provided that no service shall be credited for benefit accrual purposes prior to the date on which the Plan is extended by the Company to the group or groups of acquired employees, except as specifically provided in the agreement approved by the Board.
Section 11.5    Delegation and Allocation of Responsibility. The Committee, by unanimous action in writing, may delegate any Plan administrative responsibility to any employee of the Employer and may allocate any of its responsibilities to one or more members of the Committee. In the event of any such delegation or allocation the Committee shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.
Section 11.6    Indemnification. The Company and Designated Subsidiaries shall, to the full extent permitted by law, indemnify and hold harmless each member of the Committee and each other director, officer or employee of the Company or of a Designated Subsidiary acting as a “fiduciary” of the Plan, as defined in section 3(21) of ERISA or any corresponding provisions of successor laws, against any liability or loss, including, without limitation, attorneys’ fees and other expenses, excise taxes, judgments, fines and amounts paid in settlement, reasonably incurred by such “fiduciary” in connection with any claim (or actions or proceedings in respect thereof) arising out of or based upon an alleged breach of fiduciary duty, provided that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Plan and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and further provided that the “fiduciary” shall have taken the steps required under any applicable insurance policy to preserve the coverage afforded by such insurance with respect to such liability or loss. If any action is brought against a “fiduciary” in respect of which indemnity may be sought against the Company or a Designated Subsidiary he shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, to the extent that the same is not assumed by the insurance company. The “fiduciary” shall bear the fees and expenses of any additional counsel retained by him.
Section 11.7    Claims Procedure. The Committee shall administer a claims procedure as follows:
(a)    Initial Claim. A Participant, surviving spouse or Contingent Annuitant (a “Claimant”), or the Claimant’s authorized representative, who believes himself entitled to benefits under the Plan and who does not begin to receive those benefits within 120 days after the claimed benefit date may claim those benefits by submitting to his Employer within 90 days after the expiration of that 120 day period, a written notification of his claim of right to such benefits. A claim for benefits must be made in accordance with the procedures established by the Committee. Except for benefits paid pursuant to the small benefit cash out provisions of Section 7.1, no benefit shall be paid under the Plan until a proper claim for benefits has been submitted to the Committee. The Participant’s Employer shall forward that claim to the Committee within five business days after it is filed.
(b)    Procedure for Review. The Committee shall establish administrative processes and safeguards designed to ensure and to verify that benefit claim determinations are made in accordance with the Plan document and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.
(c)    Claim Denial Procedure. In the event that the initial claim is wholly or partially denied, the Committee shall, within 90 days (or in special cases, and upon prior written notice to the claimant, 180 days) of the receipt of the claim, provide written notice informing the Claimant of: (i) the reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial was based, (iii) any additional information which may be necessary to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim, including a description of the time limits applicable to the Plan’s review procedures and a statement of the Claimant’s right to bring a legal action following an adverse benefit determination on review.
(d)    Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his representative shall have the opportunity to appeal to the Committee for review provided the Claimant submits a proper written application for appeal within 90 days of receipt of the notification of the adverse benefit determination. Failure to submit a proper application for appeal within such 90 day period will cause such claim to be permanently denied. The Claimant shall have a right to: (i) review all pertinent documents and submit comments in writing, and (ii) receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The Committee’s review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(e)    Decision on Appeal. No later than 60 days after its receipt of the request for review, the Committee shall render a decision in writing. If special circumstances require extension, and upon prior written notice to the claimant, the Committee’s decision may be given within 120 days after receipt of the request for review. In the case of an adverse benefit determination on appeal, the written notice shall include: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provision(s) on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim, and (iv) a statement of the Claimant’s right to bring a legal action.
(f)    Litigation. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time will forever bar the commencement of such actions.
Section 11.8    Plan Expenses. All fees of actuaries, accountants, attorneys, consultants or other advisors, and other expenses of the Plan, shall, as determined by the Committee, be paid from the Fund or allocated among the Company and its Designated Subsidiaries.

ARTICLE XII.
CONTRIBUTIONS
Section 12.1    Contributions.
(a)    Contributions to Meet Funding Standards. The Company and its Designated Subsidiaries, shall each contribute to the Plan, by deposit with the Insurance Company or with the

Trustee or other fiduciary of any trust or other fund which may be established by the Company to hold, manage and invest amounts contributed under the Plan by the Company or its Designated Subsidiaries, an amount which shall not be less than the amount necessary to prevent an accumulated funding deficiency, as defined in section 412 of the Code, section 302 of ERISA, or corresponding provisions of successor laws, with respect to those of its Employees who are Participants in the Plan.
(b)    Quarterly Installments. The Company and its Designated Subsidiaries shall endeavor to make four equal payments to the Fund on October 15, January 15 and April 15 of the Plan Year for which such payment is due and on July 15 of the next Plan Year. The amount of each payment shall equal the “applicable percentage” of the lesser of:
(i)    90 percent of the amount necessary to prevent an accumulated funding deficiency for the Plan Year, as defined in section 412 of the Code, or
(ii)    100 percent of the amount necessary to prevent an accumulated funding deficiency for the immediately preceding Plan Year.
(iii)    The amount of each quarterly installment determined under this Section 12.1 shall be increased to the extent required under section 412(m) of the Code, if the Plan has any liabilities for “unpredictable contingent event benefits,” within the meaning of section 412(I)(7)(B)(ii), during the Plan Year.
(c)    Additional Contributions. Payment of any difference between the amount of the Company’s and Designated Subsidiary’s contribution to the Fund as determined under Section 12.1(a) and the amount paid into the Fund under Section 12.1(b) shall be made within the time prescribed by the Code as the time within which contributions must be made in order to constitute (A) a credit to the Plan’s minimum funding standard account (or alternative funding standard account) for the Plan Year to which the contribution relates, and (B) an allowable Federal income tax deduction for the taxable year for which the contribution is made.
(d)    Special Rule; Return of Contributions. It is intended that the Plan and the Fund shall continue to qualify under section 401(a) of the Code and that contributions are conditioned upon their deductibility under section 404 of the Code. Therefore, Section 12.1 shall be subject to the following provisions:
(i)    The entire contribution attributable to any Plan Year as to which deductibility is disallowed shall be returned to the Employer, to the extent of the amount of the disallowance, within one year after the disallowance. Nondeductible contributions that are treated as de minimis pursuant to Revenue Procedure 90-49 shall be returned to the Employer within one year of the date of the Plan actuary’s certification of such non-deductibility.

(ii)    In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of such contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand by the Committee, upon presentation of evidence of the mistake of fact to the Insurance Company and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one year after the payment of the contribution to which the mistake applies.
Income and gains attributable to the excess contributions may not be recovered by the Employer. Losses attributable to such contribution shall reduce the amount the Employer may recover.
Section 12.2    Management of Funds. All funds to provide the benefits of the Plan shall be deposited with the Insurance Company or the Trustee to be held, managed and disposed of in accordance with the terms of the Insurance Contract, the Trust Agreement or any agreement with any Investment Manager. At no time and under no circumstances may the funds or any part thereof or income therefrom prior to the satisfaction of all liabilities for benefits under the Plan be used for or diverted to purposes other than the exclusive benefit of Participants, surviving spouses or Contingent Annuitants under the Plan. No one shall have any interest in or right to any part of the assets or the earnings of the funds, except as and to the extent expressly provided in the Plan.

ARTICLE XIII.
MISCELLANEOUS

Section 13.1    Liability of the Company. The Company and its Designated Subsidiaries shall have no liability for the payment of benefits under the Plan, except to make the contributions required under Section 12.1, nor shall the Company or any Designated Subsidiary have any liability for the administration of the funds or assets paid over to the Insurance Company, the Trustee or any Investment Manager, and each Participant, surviving spouse and Contingent Annuitant shall look solely to the Insurance Company, or Trustee for any payments or benefits under the Plan.
Section 13.2    Non-Alienation of Benefits. No benefits payable under the Plan shall be subject in any manner to anticipation, assignment or pledge and any attempt to anticipate, assign or pledge the same shall be void; and no such benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant, surviving spouse or Contingent Annuitant. This Section 13.2 shall not preclude the Insurance Company or the Trustee from complying with the terms of a qualified domestic relations order as defined in section 414(p) of the Code, or applicable provisions of successor laws.
Section 13.3    Facility of Payment. If any Participant, surviving spouse or Contingent Annuitant is, in the judgment of either the Insurance Company or the Trustee, legally, physically or mentally incapable of personally receiving or receipting for any benefit due hereunder, the

Insurance Company or the Trustee may make payment thereof to such other person, persons or institutions who, in the opinion of the Insurance Company or Trustee, are then maintaining or have custody of such Participant, surviving spouse or Contingent Annuitant until claim is made by the duly appointed guardian or other legal representative of such Participant, surviving spouse or Contingent Annuitant. Such payment shall constitute a full discharge of the liability of the Insurance Company or Trustee, to the extent thereof. Upon notice to the Insurance Company or Trustee of the appointment of a guardian or other legal representative of such Participant, surviving spouse or Contingent Annuitant, the Insurance Company or Trustee shall thereafter pay only to said guardian or other legal representative.
Section 13.4    Limitation on Benefits. Notwithstanding any other provisions of this Plan, the annual benefit, derived from Company, Designated Subsidiary or former Designated Subsidiary contributions, payable to any Participant under this Plan and any other defined benefit pension plan maintained by the Company or any Designated Subsidiary may not exceed the lesser of the amount determined under the primary limit or, effective until January 1, 2000, the combined limit provisions of Article C of Appendix 2, provided that in applying the combined limit any necessary reduction shall first be made in computing the benefit to be provided under this Plan.
Section 13.5    Right to Terminate Employment. The establishment or continuance of the Plan and of any Insurance Contract, Trust, or any contract with any Investment Manager, shall not confer upon any Participant the right to be continued in the employ of the Company or of any Designated Subsidiary and this Plan shall in no way restrict the right of the Company or of a Designated Subsidiary to terminate the employment of any employee, whether or not a Participant.

ARTICLE XIV.
TERMINATION OF THE PLAN - DISTRIBUTION OF ASSETS
Section 14.1    Order of Priorities. The Plan as a whole may be terminated at any time by the Board of Directors. In the event of such complete termination, or if for any reason the Plan is partially terminated the Accrued Benefits of all Participants affected by such complete or partial termination shall, to the extent then funded, become 100% vested. In the event of a complete or partial termination of the Plan, or upon a complete discontinuance of contributions required by Section 12.1, funds then held under the Plan for the benefit of affected Participants, surviving spouse and Contingent Annuitants shall be allocated to or for the benefit of the affected Participants, surviving spouse and Contingent Annuitants in the order set forth below and in the manner and amount provided in Sections 14.2 through 14.3.
(a)    There shall first be credited to each Participant the amount, if any, necessary to provide that portion of his benefit derived from his own contributions.

(b)    There shall then be credited to each Participant, surviving spouse and Contingent Annuitant whose benefit has been in pay status for at least three years as of the Plan’s termination date, or whose benefit would have been in pay status during such period if the Participant had retired, and his benefit had begun immediately prior thereto, the amount, if any, necessary to provide the lowest level of benefit to which he was, or would have been, entitled under the provisions of the Plan in effect during the five year period ending on the Plan’s termination date.
(c)    There shall then be credited to each Participant, surviving spouse and Contingent Annuitant whose vested Accrued Benefit has not been fully provided under (a) or (b) above, the amount, if any, necessary to provide that portion of his vested Accrued Benefit, determined immediately prior to the Plan’s termination, which does not exceed the lesser of:
(i)    a monthly annuity equal to the Participant’s average monthly gross income during the five consecutive calendar years during which his gross income received from the Company was highest; or
(ii)    $750 multiplied by a percentage computed by dividing the Social Security Act contribution and benefit base at the time the Plan terminates by that base as in effect during 1974.
The amount allocated under this Section 14.1(c) shall be determined without regard to whether the Participant would be considered a “substantial owner” within the meaning of section 4022(b)(6) of ERISA, or any corresponding provisions of successor laws.
(d)    There shall then be credited to each Participant, surviving spouse and Contingent Annuitant whose benefit has not been provided under (a) or (b) above, the amount, if any, necessary to provide the portion of his vested Accrued Benefit, determined immediately prior to the Plan’s termination, not provided under (c) above. If the Plan has been amended during that five year period, the allocation of assets to benefits described in (d) which are attributable to such amendments shall be made on the basis of such amendments in the order in which they became effective.
(e)    Finally, there shall be credited to each Participant, surviving spouse and Contingent Annuitant the amount, if any, necessary to provide any benefit to which he is entitled under the Plan to the extent such benefit has not been provided above.
(f)    If the assets of the Plan are insufficient to provide in full the benefits described in (a), (b) or (c) above, the assets shall be allocated pro rata among all Participants, surviving spouses and Contingent Annuitants in the affected group on the basis of the present value, as of the Plan’s termination date, of their respective benefits. If the assets of the Plan are insufficient to provide all benefits described in (d) (after all benefits described in (a) through (c) have been provided) those assets will first be allocated to any nonforfeitable benefits described in (d) under the Plan as in effect five years prior to the termination date, and thereafter to other benefits described in (d).

Section 14.2    Method of Allocation. The allocation of funds held under the Plan shall, with the advice of the actuary, be calculated by the Committee on the foregoing basis as of the date on which the Plan is discontinued or contributions are completely discontinued. When the calculations have been completed, and the Company shall have obtained such governmental approvals of the allocation of Plan assets, including approval by the Pension Benefit Guaranty Corporation, as the Committee may determine to be necessary, such funds shall be allocated to or for the benefit of the respective Participants, surviving spouses and Contingent Annuitants of each class in the order, and to the extent, stated in Section 14.1 above, except that (a) no Participant, surviving spouse or Contingent Annuitant shall be entitled to a share of any such funds greater than the actuarial value, at the date of such discontinuance of the Plan or contributions, of the total retirement income to which such Participant, surviving spouse or Contingent Annuitant would have been entitled under the Plan at the Participant’s Normal Retirement Date pursuant to Sections 5.2, 5.6, and 5.7 had the Plan or contributions not been discontinued and had such Participant continued in employment until his Normal Retirement Date without change in Final Average Earnings, and (b) except to the extent required to comply with Title IV of ERISA, or any corresponding provisions of any successor laws, no assets previously allocated to the benefit of any Participant, surviving spouse or Contingent Annuitant shall be reallocated. The Committee shall have the right to determine whether the distribution shall be applied to purchase retirement income under any Insurance Contract or paid in cash. Any assets remaining after the distributions described in this Section 14.2 have been completed shall be allocated among, and returned to, the Company and its Designated Subsidiaries on the basis determined by the Committee, with the advice of the actuary.
Section 14.3    Restricted Benefits.
(a)    In the event of termination of the Plan, the benefit due any Participant or former Participant who is one of the 25 highest paid Participants shall be restricted in the manner set forth in this Section 14.3(a).
(i)    Benefit Restriction. The annual payments to a Participant described above in this Section 14.3(a) shall be restricted to an amount equal to the payments that would be made on behalf of such Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and the Participant’s other benefits, as described below.
(ii)    Definition of “Benefits”. For purposes of this Section 14.3(a), the term “benefits” shall include loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life.
(iii)    Restrictions Not Applicable. The restrictions described in this Section 14.3(a) shall not apply if:

(A)    after payment to a Participant described in Section 14.3(a) of all benefits described in Section 14.3(a)(ii), the value of the Plan assets equals or exceeds 110% of the value of the current liabilities as defined in section 412(1)(7) of the Code for Plan Years beginning prior to January 1, 2008, and for Plan Years beginning on or after January 1, 2008, the funding target (as defined under section 430 of the Code), or
(B)    the value of the benefits described in Section 14.3(a)(ii) for a Participant described in this Section 14.3(a) is less than 1% of the value of current liabilities.
(b)    Any excess reserves arising by application of the provisions of Section 14.3(a), shall be used for the benefit of the other Participants, surviving spouses and Contingent Annuitants in accordance with Section 14.1.
(c)    The provisions of Section 14.3(a) shall not restrict the purchase in full of retirement income benefits, including vested deferred benefits, called for by the Plan for any retired Participant, surviving spouse or Contingent Annuitant while the Plan is in full effect and its full current costs have been met; nor shall it restrict the purchase of any retirement income benefits withheld for a prior year (under the foregoing provisions) after all deficits for all prior years and full current costs have been met.
Section 14.4    Severance of a Subsidiary. If at any time any Designated Subsidiary ceases to be a Subsidiary or a Designated Subsidiary prior to termination of the Plan, the Employees of that Subsidiary shall then cease to be Participants in the Plan, and shall accrue no further benefits hereunder.

ARTICLE XV.
GOVERNMENTAL APPROVAL

Anything in this Plan to the contrary notwithstanding, the adoption of the Plan and any amendment thereto shall be conditioned upon the receipt of (A) a determination from the Commissioner of Internal Revenue to the effect that the Plan qualifies under the applicable provisions of the Code and (B) any required approval or authorization under any other applicable statute or regulation. Effective February 1, 2017, the Internal Revenue Service has discontinued the determination letter application program such that (A) shall no longer apply.

ARTICLE XVI.
AMENDMENTS

Section 16.1    Amendment.
(a)    The Company and its Designated Subsidiaries hope and expect to continue the Plan indefinitely, but reserve the right to suspend or discontinue the Plan, or to reduce or discontinue contributions hereunder. The Plan may be amended at any time and from time to time by the Board of Directors or its properly authorized delegate. In addition, the Committee shall have the right to amend this Plan in whole or in part at any time and from time to time, provided that any such amendment is either required by law or does not materially increase the cost of the Plan. No amendment shall divest any vested interest of any Participant or beneficiary, and no amendment shall be effective unless the Plan continues to be for the exclusive benefit of the Participants and their beneficiaries. In addition, no amendment shall decrease a Participant’s vested interest, eliminate or reduce any benefit subsidy or early retirement benefit, or eliminate any optional form of benefit except in accordance with sections 411(d)(6) and 412(d)(2) (section 412(c)(8) for Plan Years beginning before July 1, 2008) of the Code.
(b)    Notwithstanding the foregoing Section 16.1(a), any modification or amendment of the Plan, the Insurance Contract, any trust or other fund established under the Plan, or any provision thereof, may be made, retroactively if necessary, which the Company by action of the Board of Directors or its designee shall deem necessary or appropriate in order to comply with any applicable statute or regulations, including but not limited to the Code and the regulations thereunder.
Section 16.2    Merger, Consolidation or Transfer of Assets or Liabilities. The Company and its Designated Subsidiaries also reserve the right to merge or consolidate this Plan with any other pension plan qualified under applicable provisions of the Code, or to transfer any or all Plan assets or liabilities to any other pension plan qualified under applicable provisions of the Code, provided that, notwithstanding this Section 16.2, no such merger, consolidation or transfer of Plan assets or liabilities shall occur unless the benefit to which each affected Participant, surviving spouse or Contingent Annuitant would be entitled in the event of a plan termination immediately after such merger, consolidation or transfer will be at least equal to the benefit to which such Participant, surviving spouse or Contingent Annuitant would be entitled under this Plan if it terminated immediately prior to such merger, consolidation or transfer.

ARTICLE XVII.
LIMITATIONS APPLICABLE IF THE PLAN'S ADJUSTED FUNDING
TARGET ATTAINMENT PERCENTAGE IS LESS THAN 80%
OR IF THE PLAN SPONSOR IS IN BANKRUPTCY

Section 17.1    Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80%, But Not Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan's adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in Section 17.1(b) below) but is not less than 60%, then the limitations set forth in this Section 17.1 apply.
(a)    50% Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:
(i)    50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or
(ii)    100% of the PBGC maximum benefit guarantee amount (as defined in section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).
The limitation set forth in this Section 17.1(a) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or beneficiary as of the annuity starting date because of the application of the requirements of this Section 17.1(a), the Participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this Section 17.1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.
During a period when Section 17.1(a) applies to the Plan, Participants and beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as sections 411(a)(11) and 401(a)(9) of the Code).
(b)    Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:
(i)        Less than 80%; or
(ii)        80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.
The limitation set forth in this Section 17.1(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.
Section 17.2    Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60% (or would be less than 60% to the extent described in Section 17.2(b) below), then the limitations in this Section 17.2 apply.
(a)    Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 17.2(a) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
(b)    Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:
(i)    Less than 60%; or
(ii)    60% or more, but would be less than 60% if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.
(c)    Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 17.2(c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
Section 17.3    Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan's enrolled actuary certifies that the Plan's adjusted funding target attainment percentage for that Plan Year is not less than 100%. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's adjusted funding target attainment percentage for that Plan Year is not less than 100%. The limitation set forth in this Section 17.3 does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
Section 17.4    Provisions Applicable After Limitations Cease to Apply.
(a)    Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 17.1(a), Section 17.2(a), or Section 17.3 applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.
In addition, after the section 436 measurement date on which the limitation on prohibited payments under Section 17.1(a) or 17.2(a) ceases to apply to the Plan, any Participant or beneficiary who had an annuity starting date within the period during which that limitation applied to the Plan is permitted to make a new election (within 90 days after the section 436 measurement date on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new annuity starting date to be changed to a single sum payment for the remaining value of the Participant or beneficiary's benefit under the Plan, subject to the other rules in this Article XVII and applicable requirements of section 401(a) the Code, including spousal consent.
(b)    Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 17.2(c) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR section 2530.204-2(c) and (d).
In addition, benefit accruals that were not permitted to accrue because of the application of Section 17.2(c) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan's enrolled actuary certifies that the adjusted funding target attainment percentage for the Plan Year would not be less than 60% taking into account any restored benefit accruals for the prior Plan Year.
(c)    Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 17.2(b), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 17.2(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(d)    Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 17.1(b) or Section 17.2(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
Section 17.5    Notice Requirement. See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section 17.1(a), Section 17.2, or Section 17.3.
Section 17.6    Methods to Avoid or Terminate Benefit Limitations. See section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and section 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other - methods- to avoid or- terminate- the -application of -the- -limitations -set -forth in- - Sections 17.1 through 17.3 for a Plan Year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 17.1 through 17.3 for a Plan Year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.
Section 17.7    Special Rules.
(a)    Rules of Operation for Periods Prior to and After Certification of Plan's Adjusted Funding Target Attainment Percentage.
(i)    In General. Section 436(h) of the Code and section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan's enrolled actuary issues a certification of the Plan's adjusted funding target attainment percentage for the Plan Year and (2) if the Plan's enrolled actuary does not issue a certification of the Plan's adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under section 436(h) of the Code and section 1.436¬1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 17.1 through 17.3 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of section 436(h) of the Code and section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 17.7(a)(ii) though (iv).
(ii)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 17.1, 17.2, or 17.3 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 17.7(a)(iii) or Section 17.7(a)(iv) applies to the Plan:
(A)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and
(B)    The first day of the current Plan Year is a section 436 measurement date.

(iii)    Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan's adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 17.7(a)(iv) applies to the Plan:
(A)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan's adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and
(B)    The first day of the fourth month of the current Plan Year is a section 436 measurement date.
(iv)    Presumption of Underfunding On and After First Day of Tenth Month. If the Plan's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:
(A)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60%; and
(B)    The first day of the tenth month of the current Plan Year is a section 436 measurement date.
(b)    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(i)    First 5 Plan Years. The limitations in Section 17.1(b), Section 17.2(b), and Section 17.2(c) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of section 436(i) of the Code and section 1.436-1(a)(3)(i) of the Treasury Regulations.
(ii)    Plan Termination. The limitations on prohibited payments in Section 17.1(a), Section 17.2(a), and Section 17.3 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section of the Plan do not cease to apply as a result of termination of the Plan.
(iii)    Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 17.1(a), 17.2(a), and 17.3 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 17.7(b)(iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(iv)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 17.7(a) apply to the Plan and the Plan's enrolled actuary has not yet issued a certification of the Plan's adjusted funding target attainment percentage for the Plan year, the limitations under Section 17.1(b) and Section 17.2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of section 1.436-1(g)(2)(iii) of the Treasury Regulations.
(c)    Special Rules Under PRA 2010.
(i)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 17.1(a) or 17.2(a) apply to payments under a social security leveling option, within the meaning of section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.
(ii)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 17.2(c) applies to the Plan the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
(d)    Interpretation of Provisions. The limitations imposed by this Section of the Plan shall be interpreted and administered in accordance with section 436 of the Code and section 1.436-1 of the Treasury Regulations.
Section 17.8    Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 17.1 through 17.7: section 1.436¬1(j)(1) defining adjusted funding target attainment percentage; section 1.436¬1(j)(2) defining annuity starting date; section 1A36-1(j)(6) defining prohibited payment; section 1.436-1(j)(8) defining section 436 measurement date; and section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.
Section 17.9    Effective Date. The rules in Sections 17.1 through 17.8 are effective for Plan Years beginning after December 31, 2007.
To record the adoption of the amendment and restatement of the Plan, American Water Works Company, Inc. has caused its authorized officer to execute the Plan on its behalf and to affix its corporate name and seal this 24th day of January, 2017.

[CORPORATE SEAL]	AMERICAN WATER WORKS COMPANY, INC.

	By:	/s/ Brenda J. Holdnak

EXHIBIT A

LIST OF DESIGNATED SUBSIDIARIES

•	American Water Works Company, Inc.

•	American Water Enterprises, Inc. (participating only with respect to certain grandfathered employees)

•	AAET, L.P.

➢	EA2 Systems L.C.

➢	American Water Operations and Maintenance, Inc.

➢	American Water Services CDM, Inc.

•	American Water Resources, Inc. (participating only with respect to certain grandfathered employees)

•	American Water Works Service Company, Inc.

•	Arizona-American Water Company (prior to July 1, 2011)

•	California-American Water Company

•	Hawaii American Water Company

•	Illinois-American Water Company

•	Indiana-American Water Company, Inc.

•	Iowa-American Water Company

•	Kentucky-American Water Company

•	Maryland-American Water Company

•	Michigan American Water Company

•	Missouri-American Water Company

•	New Jersey-American Water Company, Inc.

•	New Mexico-American Water Company (prior to July 1, 2011)

•	New York American Water Company, Inc. (participating only with respect to the component of the, company formerly known as Long Island Water Corporation)

•	Ohio-American Water Company (prior to May 1, 2012)

•	Pennsylvania-American Water Company

•	Tennessee-American Water Company

•	Virginia-American Water Company

•	West Virginia-American Water Company

➢	Bluefield Valley Water Works Company

APPENDIX 1

INCREASE IN RETIREMENT INCOME FOR CERTAIN RETIRED PARTICIPANTS
Increase Effective October 1, 1980.
(1)    Effective October 1, 1980, the monthly benefits of Participants who retired prior to January 1, 1978, and of surviving spouses and Contingent Annuitants of any such Participants who were receiving benefits under the Plan shall be increased in accordance with the provisions of Paragraph 2 of this Appendix 1.
(2)    The amount of monthly benefit payable to a former or retired Participant or to his surviving spouse or Contingent Annuitant under the Plan shall be increased by 4% for each full calendar year, or fraction thereof, between the effective date of the Participant’s commencement of monthly benefits and December 31, 1977, up to a maximum of 32% of such monthly benefit.
(3)    Any potential benefit which may become payable to the surviving spouse or Contingent Annuitant of a Participant whose benefit is adjusted under Paragraph 2 of this Appendix 1 shall be adjusted by the same percentage as is applied in adjusting the Participant’s benefit.
Increase Effective October 1, 1985.
(4)    Effective October 1, 1985, the monthly benefits of Participants who retired prior to January 1, 1984 and of any surviving spouses and Contingent Annuitants who were receiving benefits under the Plan shall be increased in accordance with the provisions of Paragraph (5) of this Appendix 1. That increase shall be in addition to any increase provided under Paragraphs (1) through (3) above, but shall not apply to any benefit attributable to any plan merged into this Plan.
(5)    The amount of monthly benefit payable to a former or retired Participant or to his surviving spouse or Contingent Annuitant under the Plan shall be increased by 3% for each full calendar year, or fraction thereof, between the effective date of the Participant’s commencement of monthly benefits and December 31, 1983, up to a maximum of 18% of such monthly benefit.
(6)    Any potential benefit which may become payable to the surviving spouse or Contingent Annuitant of a Participant whose benefit is adjusted under Paragraph (4) of this Appendix 1 shall be adjusted by the same percentage as is applied in adjusting the Participant’s benefit.

APP-1-1

APPENDIX 2

TOP-HEAVY PROVISIONS AND BENEFIT LIMITS
A.    Top-Heavy Plan Definitions.
The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:
A.1    “Account Balance” means the sum of:
A.1.1    the present value, as of the Top-Heavy Valuation Date, of a Participant’s Accrued Benefit under the Plan, determined in the same manner as Actuarial Equivalent forms of benefit are determined under the Plan;
A.1.2    the balance, as of the Top-Heavy Valuation Date, standing to the credit of a Participant (including a surviving spouse or Contingent Annuitant of such Participant) in any Defined Contribution Plan maintained by the Employer, including contributions that would be allocated as of the Top-Heavy Valuation Date, even though these amounts are not yet required to be contributed, and any contribution attributable (A) to a plan-to-plan transfer or rollover contribution from another qualified employee pension benefit plan or a rollover individual retirement account, accepted before January 1, 1984, or (B) a related plan-to-plan transfer or rollover individual retirement account; and
A.1.3    the aggregate distributions made with respect to such Participant (including a surviving spouse or Contingent Annuitant of such Participant) under the Plan during the five year period ending on the Determination Date. If a distribution is made in the form of an annuity contract, the amount of such distribution shall be equal to the actuarial value of the contract, determined on the date of the distribution. Benefits paid on account of death shall only be included to the extent of the present value of the decedent’s Accrued Benefit immediately prior to death.
The term “Account Balance” shall not include any amount held or distributed on behalf of any Participant who is a Former Key Employee, or who has performed no service for the Employer (other than benefits under qualified plans maintained by the Employer) at any time during the five year period ending on the Determination Date or any amount attributable to qualified voluntary employee contributions (within the meaning of section 219(e)(2) of the Code).
A.2    “Aggregation Group” means:
A.2.1    a Required Aggregation Group, or

APP-2-1

A.2.2    a Permissive Aggregation Group.
A.3    “Compensation” shall include all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Participant during the Limitation Year. Notwithstanding the foregoing, for Limitation Years beginning on and after July 1, 2007, Compensation includes regular pay as described in Treas. Reg. § 1.415(c)-(2)(e)(3) if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, 2½ months after the Employee’s termination of employment. Any payments not described in the foregoing sentence shall not be considered Compensation if paid after separation from service, even if they are paid by the later of 2½ months after the date of separation from service or the end of the Limitation Year that includes the date of severance from employment. Effective for distributions made on and after January 1, 2009, Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.
A.4    “Defined Benefit Plan” means any employee pension plan maintained by the Employer that is qualified under section 401(a) of the Code and is not a Defined Contribution Plan.
A.5    “Defined Contribution Plan” means an employee pension plan maintained by the Employer that is qualified under section 401(a) of the Code and provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants that may be allocated to such Participant’s account.
A.6    “Determination Date” means:
A.6.1    if the Plan is not included in an Aggregation Group, the last day of the preceding Plan Year; or
A.6.2    if the Plan is included in an Aggregation Group, the Determination Date as determined under Section A.6.1 that falls within the same calendar year of each other plan included in such Aggregation Group.
A.7    “Employee” means the Employer as defined in Section 2.1(q) of the Plan.
A.8    “Former Key Employee” means an Employee or former Employee who is a Non-Key Employee with respect to the Plan for the Plan Year if such individual was a Key Employee with respect to the Plan for any prior Plan Year.

APP-2-2

A.9    “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than the dollar amount specified in section 416(i)(1) of the Code as in effect for the Plan Year ($175,000 for 2017), adjusted for cost-of-living, a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
A.10    “Non-Key Employee” means any Participant in the Plan (including a surviving spouse or Contingent Annuitant of such Participant) who is not a Key Employee with respect to the Plan for the Plan Year.
A.11    “Permissive Aggregation Group” means:
A.11.1    each plan of the Employer included in a Required Aggregation Group; and
A.11.2    each other plan of the Employer if the group of plans consisting of such plan or plans included in the Required Aggregation Group, when considered as a single plan, meets the requirements of section 401(a)(4) and section 410 of the Code.
A.12    “Required Aggregation Group” means:
A.12.1    each plan of the Employer in which a Key Employee participated (regardless of whether such plan has been terminated) during the Plan Year ending on the Determination Date; and
A.12.2    each other plan of the Employer which enables any plan described in Section A.12.1 to meet the requirements of section 401(a)(4) or section 410 of the Code, including any such plan terminated within the one-year period ending on the Determination Date.
A.13    “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:
A.13.1    the aggregate of the Account Balances of Key Employees under all Defined Contribution Plans included in such Aggregation Group, and
A.13.2    the aggregate of the present value of cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such Aggregation Group,

APP-2-3

exceeds 60% of the sum of such aggregates determined for all Employees included in the Aggregation Group.
A.14    “Top-Heavy Plan” means the Plan, if as of the Determination Date:
A.14.1    the aggregate of the Account Balances of Key Employees exceeds 60% of the aggregate of the Account Balances of all Employees; or
A.14.2    the Plan is part of a Required Aggregation Group which is a Top-Heavy Group.
Notwithstanding Section A.14.1 and Section A.14.2, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or a Permissive Aggregation Group which is not a Top-Heavy Group.
A.15    “Top-Heavy Valuation Date” means the Determination Date.
B.    Top-Heavy Plan Provisions.
Notwithstanding anything in the Plan to the contrary, if the Plan is a Top-Heavy Plan within the meaning of Section A.14 and section 416(g) of the Code for any Plan Year beginning after December 31, 1983, then the Plan shall meet the requirements of Section B.1, Section B.2 and Section B.3 for each such Plan Year.
B.1    Minimum Vesting Requirement. The vested interest of a Participant who is credited with an Hour of Service after the Plan becomes a Top-Heavy Plan will be determined under a schedule which is not less favorable to the Participant than the following:

Years of Service
As Defined in
Section 2.1(nn)(ii)	Vested Interest

Less than one	0%
One but less than two	20%
Two but less than three	40%
Three but less than four	60%
Four but less than five	80%
Five or more	100%

B.2    Minimum Benefit or Contribution Requirement.

APP-2-4

B.2.1.    This Plan shall provide a minimum annual retirement benefit for each such Plan Year for each Participant who is a Non-Key Employee in an amount equal to 2% of such Participant’s average Compensation for the period of consecutive years (not exceeding five) during which the Participant had the greatest aggregate Compensation from the Employer, multiplied by the Participant’s Years of Service, not to exceed 10.
B.2.2    The minimum benefit or contribution shall be made for each Non-Key Employee who is employed at the end of the Plan Year in question, regardless of whether such Non-Key Employee has been credited with 1,000 Hours of Service in such Plan Year and regardless of such Non-Key Employee’s level of Compensation.
B.3    Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section B.1 shall continue to apply in determining the vested percentage of the Accrued Benefit of any Participant who had at least five Years of Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, the vesting schedule in Section B.1 shall apply only to their Accrued Benefit as of such last day.
B.4    Determination of Present Values and Amounts. Effective for Plan Years beginning after December 31, 2001, this Paragraph shall apply for purposes of determining the present values of Accrued Benefits and the amounts of Account Balances of Employees as of the Determination Date.
B.4.1    The present values of Accrued Benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”
B.4.2    The Accrued Benefits and Account Balances of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.
B.5    Minimum Benefits. Effective for Plan Years beginning after December 31, 2001, for purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be

APP-2-5

disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.
C.    Limitations on Benefits - Code Section 415 Limit.
C.1    Effective for Limitation Years ending after December 31, 2001, in no case shall the annual benefit with respect to any Participant payable under the Plan and all other Defined Benefit Plans, when expressed in the form of an annual single life annuity (with no ancillary benefits), exceed the “maximum permissible benefit” which shall be the lesser of the amount determined under Paragraph C.1.1 or C.1.2 (both adjusted where required, as provided in Paragraph C.1.3, and, if applicable, in Paragraph C.1.4 or Paragraph C.1.5):
C.1.1    the dollar limitation specified in section 415(b)(1)(A) of the Code, as in effect for the Limitation Year ($215,000 for 2017), as adjusted, effective January 1 of each year under section 415(d) of the Code in such manner as the Secretary of the Treasury shall prescribe (the “Defined Benefit Dollar Limitation”)); or
C.1.2    the greater of $10,000 or 100% of the Participant’s average annual Compensation received during the three consecutive years of Continuous Service (years of participation in the Plan for Limitation Years beginning before January 1, 2006) with the Employer and all 50% related employers during which he receives the greatest aggregate annual Compensation. The $10,000 restriction shall not apply if the Participant participates in any defined contribution plan maintained by the Employer, a 50% related employer or a predecessor employer. For purposes of determining the $10,000 amount, the benefit payable to the Participant under the Plan for a Limitation Year reflects all amounts payable under the Plan for the Limitation Year (except as otherwise provided in Treas. Reg. § 1.415(d)-1) and are not adjusted for faun of benefit or commencement date.
C.1.3    If the Participant has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 Years of Service with the Employer, the Defined Benefit Dollar Limitation shall be multiplied by a fraction (i) the numerator of which is the number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.
C.1.4    If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under Paragraph C.1.3 above, if required). The Defined Benefit Dollar Limitation applicable

APP-2-6

at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate provided under Section 2.1(b), or (ii) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this Paragraph C.1.4 shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.
Effective for Limitation Years beginning on and after July 1, 2007, the defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (1) the actuarial equivalent at such age of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table under section 417(e)(3) of the Code, or (2) the amount determined by multiplying the defined benefit dollar limitation by the ratio of the annual amount of the single life annuity beginning at such earlier age (computed using the interest rate and mortality table as applicable under Section 2.1(b)) to the annual amount of the single life annuity under the Plan commencing at age 62 (with both such amounts determined without application of the rules of section 415 of the Code).
C.1.5    If the benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is Actuarially Equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under Paragraph C.1.3 above, if required). The Actuarial Equivalent of the Defined Benefit Dollar Limitation applicable at an age after age 65 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate provided under Section 2.1(b), or (ii) the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.
Effective for Limitation Years beginning on and after July 1, 2007, for benefits commencing after age 65, the dollar limitation shall be determined as the lesser of (1) the actuarial equivalent at such age of the defined benefit dollar limitation computed using an interest rate of 5% and the applicable mortality table described under section 417(e)(3) of the Code, or (2) the amount determined by multiplying the defined benefit dollar limitation by the ratio of (A) the annual amount of the single life annuity beginning at such later age (computed using the interest rate and mortality assumptions for delayed retirement benefits under the Plan, if applicable) to (B) the annual amount of the single life annuity under the Plan commencing at age 65 (computed without using the interest rate and mortality assumptions for delayed retirement benefits under the Plan, if applicable) (with both such amounts in (A) and (B) determined without application of the rules of section 415 of the Code). The amount of the annual benefit commencing at such later age is the annual amount of the

APP-2-7

benefit (determined without regard to section 415 of the Code) computed by disregarding the Participant’s accruals after age 65, but including actuarial adjustments even if such adjustments are applied to offset benefit accrual.
C.1.6    Benefit increases resulting from the increase in the limitations of section 415(b) of the Code shall be provided to all Participants with benefits limited by section 415(b) of the Code who, (i) as of January 1, 2002 have commenced receipt of their benefit under the Plan; or (ii) are credited with at least one Hour of Service on or after January 1, 2002.
C.1.7    If a Participant’s benefit is payable in any form other than a straight life annuity, the determination as to whether the limitation of this Paragraph C.1 has been satisfied shall be made by adjusting such benefit to the form of a straight life annuity using an interest rate equal to the greater of 5% or the interest rate provided under Section 2.1(b). However, for purposes of such adjustment, any ancillary benefit that is not directly related to retirement income benefits and that portion of any joint and survivor annuity that constitutes a Qualified Joint and Survivor Annuity shall not be taken into account. Notwithstanding the foregoing, for purposes of adjusting any form of benefit subject to the requirements of section 417(e)(3) of the Code, the interest rate used shall not be less than the greater of (i) the applicable interest rate under section 417(e)(3) of the Code for the October immediately preceding the calendar year during which the Annuity Starting Date occurs, provided that the lump sum present value for distributions made on or before October 1, 2007, shall not be less than the lump sum present value based on the applicable interest rate under section 417(e)(3) of the Code for the third calendar month preceding the calendar month in which the Annuity Starting Date occurs, or (ii) the interest rate specified in Section 2.1(b).
Notwithstanding anything herein to the contrary, for purposes of adjusting any form of benefit subject to section 417(e)(3) of the Code for Plan Years beginning in 2004 or 2005, the interest rate used shall not be less than the greater of (i) 5.5%, or (ii) the interest rate specified in Section 2.1(b).
Notwithstanding the foregoing, effective for Limitation Years beginning on and after July 1, 2007, for purposes of applying the limitations under this Article C, if a Participant’s benefits are payable in a form of benefit other than a single life annuity or a qualified joint and survivor annuity, the benefit shall be limited as follows. The benefit shall be converted to a single life annuity using the interest rate and mortality assumptions specified in the Plan for the Actuarial Equivalent of the particular form of benefit payable. The single life annuity, which has been so determined, shall be compared to the single life annuity computed using a 5% interest rate assumption (or for any form of benefit subject to section 417(e)(3) of the Code, the applicable interest rate as defined in section 417(e)(3) of the Code) and the IRS mortality table prescribed in section 415(b)(2)(E)(v) of the Code). The greater of these two amounts shall be the applicable limit for the benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity.

APP-2-8

Effective as of January 1, 2006, if a Participant’s benefit is payable in a form subject to section 417(e)(3) of the Code, such benefit shall be adjusted, for purposes of applying the limitations under this Article C, so that it is the greater of (1) a straight life annuity determined using the interest rate and mortality table as applicable under Section 2.1(b), (2) a straight life annuity determined using an interest rate of 5.5% and the applicable mortality table described under section 417(e)(3) of the Code, or (3) a straight life annuity determined using the interest rate that produces a benefit of not more than 105% of the benefit that would be produced using the applicable interest rate and applicable mortality table described under section 417(e)(3) of the Code.
C.2    Applicable Mortality Table for Distributions With Annuity Starting Dates on or after December 31, 2002. Notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under section 415(b)(2)(B), (C), or (D) of the Code as set forth in this Article C (unless another mortality table is either required under section 415(b) of the Code or otherwise referenced in this Article C) is the table prescribed in Rev. Rul. 2007-67 for Plan Years beginning after December 31, 2007 (Rev. Rul. 2001-62 for Plan Years beginning before January 1, 2008), or such other table as the Secretary of the Treasury may prescribe.
C.3    Definition of Compensation. For purposes of this Article C, Compensation shall include all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Participant during the Limitation Year, plus amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code, a qualified transportation fringe benefit program described in section 132(f)(4) of the Code, a simplified employee pension described in section 402(h) of the Code or an annuity program described in section 403(b) of the Code.
Notwithstanding the foregoing, for Limitation Years beginning on and after July 1, 2007, Compensation includes regular pay as described in Treas. Reg. § 1.415(c)-(2)(e)(3) if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, 2½ months after the Employee’s termination of employment Any payments not described in the foregoing sentence shall not be considered Compensation if paid after separation from service, even if they are paid by the later of 2½ months after the date of separation from service or the end of the Limitation Year that includes the date of severance from employment.
C.4    Application of the provisions of this Section C of this Appendix 2 in effect for Limitation Years beginning on and after July 1, 2007, shall not cause the maximum permissible benefit for any Participant to be less than the Participant’s accrued benefit under all the defined

APP-2-9

benefit plans of the Employer or a predecessor employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007 determined in accordance with the requirements of section 415 of the Code in effect on that date.
C.5    Notwithstanding the foregoing, the Plan hereby incorporates by reference section 415 of the Code and the regulations promulgated thereunder.

APP-2-10

APPENDIX 3

SPECIAL SERVICE CREDITING RULES
A.    General Rules.
A.1    Vesting and Benefit Accrual. The following special service crediting rules shall be applied in determining the earliest commencement date for service credit, for benefit accrual and vesting for employees of the following named subsidiaries which have, either by designation in accordance with Section 2.1(k) or by merger into a Designated Subsidiary become Designated Subsidiaries.
A.2    Eligibility for Early Retirement. For purposes of computing eligibility for Early Retirement in accordance with Section 4.2, Years of Service with a Subsidiary which has, after December 31, 1971, become a Designated Subsidiary, whether by designation in accordance with Section 2.1(k) or by merger into a Designated Subsidiary, shall be taken into account, but only after the Participant in question has completed 5 Years of Service after the first date upon which he was employed by a Designated Subsidiary.
A.3    Early Retirement Reduction Factors. Unless otherwise specified below, Years of Service for determining the applicable Early Retirement Reduction Factor under Table 1 shall be determined in the same manner as Years of Service for benefit accrual.
A.4    Break-in-Service Rules. These rules are subject to the Break-in-Service rules of Sections 9.1 through 9.4 and are not to be construed to require the crediting of Years of Service for any purpose if those Years of Service are disregarded under the provisions of those Sections or under the applicable provisions in effect when the Participant in question sustained his first Break-in-Service.
B.    Special Rules.
B.1    California-American Water Co. Service for all Employees who first became Employees by reason of the acquisition of California-American Water Co. shall begin no earlier than December 28, 1970 for purposes of vesting and benefit accrual. However, in determining eligibility for Early Retirement and in applying the Early Retirement Reduction Factors of Table 1, Years of Service with California-American Water Company before December 28, 1970 shall be taken into account. See Table 5 for Special Option Factors.
B.2    Hershey Water Company. Service for all purposes for Dale Grinder and Ralph Light, who are entitled to a nonforfeitable benefit under a pension plan maintained by HERCO, Inc. and its subsidiaries, shall begin April 19, 1977. For all other Employees who became Employees by

APP-3-1

reason of the acquisition of Hershey Water Company, service for all purposes shall begin on their date of hire by HERCO, Inc., nearest April 19, 1977, the date of acquisition of Hershey Water Company.
B.3    Norristown Water Company. Service for all purposes shall begin on such Employee’s date of hire nearest January 11, 1962, the date Norristown Water Company was acquired.
B.4    Paradise Valley Water Co. Service for all purposes shall begin on such Employee’s date of hire nearest December 3, 1969, the date Paradise Valley Water Co. was acquired.
B.5    Village Water Company. Service for all purposes for Donald M. Ross shall begin on July 10, 1967. Service for all purposes for all others shall begin December 28, 1970.
B.6    West Virginia Water Company. Service for all Employees who first became Employees by reason of the acquisition of West Virginia Water Company shall begin, for purposes of vesting and benefit accrual, no earlier than December 1, 1970. However, in determining eligibility for Early Retirement, and in applying the Early Retirement reduction factors of Table 1, Years of Service with West Virginia Water Company shall be taken into account. See Table 5 for Special Option Factors.
B.7    Yardley Water Company. Service for all purposes for Employees who became Employees by reason of the acquisition of Yardley Water Company shall begin on December 1, 1970.
B.8    Pekin Water Works Company. Service for all purposes for D. Brown, R.O. Ivey and H. J. Schiszio shall begin on January 1, 1982. Service for all purposes for A. L. Calvin, Sr., J.W. Lockhart and K. L. Price will begin on their date of hire by Pekin Water Works Company nearest the date Pekin Water Works Company was acquired. Their accrued benefits under the Pekin Water Works Company Pension Trust shall be frozen as of May 1, 1982, and the retirement income benefits earned by those Employees under this Plan reduced by the amount of that frozen benefit. Service for all purposes for Employees covered by a collective bargaining agreement entered into by Pekin Water Works Company and in effect on January 1, 1982 will commence on April 1, 1982.
B.9    Seymour Water Co. Service for benefit accrual for Employees who became Employees by reason of the acquisition of Seymour Water Co. will commence on March 16, 1982. For vesting purposes, such Employees will be given credit for service with Seymour Water Co. from their date of hire nearest March 16, 1982. See Table 5 for Special Option Factors.
B.10    New Mexico-American Water Company. Service for all Employees who first became Employees pursuant to the terms of the Asset Acquisition Agreement between Clovis Water Company and New Mexico-American Water Company shall include Years of Service with

APP-3-2

Southwestern Public Service Company for purposes of determining eligibility to participate, vesting, benefit accrual, eligibility for Early Retirement under Section 4.2, including, for purposes of satisfying the minimum service requirement thereof, eligibility for Disability Retirement under Section 4.3 and eligibility for Surviving Spouse Benefits under Section 6.1(b), and in applying the Early Retirement Reduction Factors of Table 1.
B.11    Indiana-American Water Company, Inc. Service for benefit accrual for employees previously covered by the Indiana-American Water Company, Inc. - Plumbers and Steam-Fitters Local 157 Pension Plan (Terre Haute Bargaining Unit) (the “Terre Haute Pension Plan”), shall begin on May 11, 1987. For purposes of vesting under Section 8.1 and disability retirement under Section 4.3, service for all such employees shall include service taken into account under the Terre Haute Pension Plan. Service for all such employees for purposes of eligibility for early retirement shall include all service credited under the Terre Haute Pension Plan for purposes of determining whether any such employee’s age and Years of Service total at least 70, provided that no such employee shall be entitled to early retirement under the Plan before May 11, 1992.
B.12    Brownsville Water Company. Service for all purposes under the Plan other than for benefit accrual shall begin on such Employee’s date of hire by Brownsville Water Company nearest the date that that company was acquired, which was July 1, 1990. Service for benefit accrual under the Plan for such Employee shall begin July 1, 1990.
B.13     California Water Company. Service for all purposes under the Plan other than for benefit accrual shall begin on such Employee’s date of hire by California Water Company nearest the date that that company was acquired, which was July 1, 1990. Service for benefit accrual under the Plan for such Employee shall begin July 1, 1990.
B.14    Certain Transferred Employees. For purposes of computing the monthly normal or late retirement income under Section 5.2 of any Employee of California-American Water Company, West Virginia Water Company, Yardley Water Company, New Mexico-American Water Company or any other Subsidiary, who had been employed by the Company or a Designated Subsidiary and who was transferred to a Subsidiary that, at the time of such transfer was not, but subsequently became, a Designated Subsidiary, that Employee’s service with such Subsidiary during the period before it became a Designated Subsidiary shall be credited to the same extent as if it had been performed for the Company or a Designated Subsidiary. In addition, during that interval, such Employee shall be considered a Participant for purposes of eligibility for Early Retirement under Sections 4.2 and 5.4, eligibility for Disability Retirement under Sections 4.3 and 5.5, and eligibility for Survivor Benefits under Sections 6.1 and 6.3.
B.15    Northern Michigan Water Company. Service for benefit accrual for Employees who first became Employees by reason of the acquisition of Northern Michigan Water Company will

APP-3-3

commence on August 31, 1993, the Closing Date under the Stock Purchase Agreement dated as of January 30, 1993. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with Northern Michigan Water Company shall be counted.
B.16    Ohio Suburban Water Company. Service for benefit accrual for Employees who first became Employees by reason of the acquisition of Ohio Suburban Water Company will commence on August 31, 1993, the Closing Date under the Stock Purchase Agreement dated as of January 30, 1993. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with Ohio Suburban Water Company shall be counted.
B.17    Missouri Cities Water Company. Service for benefit accrual for Employees who first became Employees by reason of the acquisition of Missouri Cities Water Company will commence on August 31, 1993, the Closing Date under the Stock Purchase Agreement dated as of January 30, 1993. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with Missouri Cities Water Company shall be counted.
B.18    Indiana Cities Water Corporation. Service for benefit accrual for Employees who first became Employees by reason of the acquisition of Indiana Cities Water Corporation will commence on August 31, 1993, the Closing Date under the Stock Purchase Agreement dated as of January 30, 1993. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with Indiana Cities Water Corporation shall be counted.
B.19    Country Place Water Co., Inc. and Country Place Water Treatment Co., Inc. (Monroe County), PA. Service for all purposes under the Plan for non-union Employees who first became Employees by reason of the acquisition of Country Place Water Co., Inc. or Country Place Water Treatment Co., Inc. will commence on June 30, 1995.
B.20    Pennsylvania Gas and Water Company. Service for all purposes under the Plan other than for benefit accrual shall begin on such Employee’s date of hire by Pennsylvania Gas and Water Company nearest February 16, 1996, the closing date under the Asset Purchase Agreement by and among Pennsylvania Enterprises, Inc., Pennsylvania Gas and Water Company, American Water Works Company, Inc. and Pennsylvania-American Water Company. Service for benefit accrual under the Plan for such Employee shall begin February 16, 1996.
B.21    Hawaii American Water. Service for benefit accrual for Employees who first became Employees by reason of the acquisition of Hawaii American Water will commence on July 1, 1998. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with Hawaii American Water shall be counted.
B.22    United Water Resources, Inc.

APP-3-4

(a)    Service for benefit accrual for employees previously covered under the United Water Resources, Inc. Retirement Plan (the “United Plan”), shall begin on the following dates:

Location	Date
United Water of Indiana	February 1, 2000
United Water of West Lafayette	February 1, 2000
United Water of Virginia	February 29, 2000
United Water of Missouri	May 1, 2000
United Water of Illinois	May 31, 2000

For eligibility to participate and vesting under the Plan, service with United Water Resources, Inc. shall be counted.
(b)    Service for all purposes for Employees previously covered under the United Waterworks Inc. Employees’ Retirement Plan (the “United Waterworks Plan”) whose terms and conditions of employment are covered by a union contract shall include all service taken into account under the United Waterworks Plan. Accrued Benefits under the Plan shall be determined on the basis of the United Waterworks Plan formula in effect on the date(s) specified in (a) above, as applicable.
B.23    City of Coatesville Authority. Service for benefit accrual purposes for Employees who first became Employees by reason of the Asset Purchase Agreement by and between the City of Coatesville Authority and American Water Works Company, Inc. will commence on March 23, 2001, the Closing Date under the Asset Purchase Agreement dated February 15, 2000 and amended on October 5, 2000. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with the City of Coatesville Authority shall be counted.
B.24    City of Florissant, MO. Service for benefit accrual for non-union Employees who first became Employees by reason of the acquisition of City of Florissant, MO will commence on November 1, 2001. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with City of Florissant, MO shall be counted.
B.25    Texas American Water Company. Service for all purposes under the Plan for Employees who first became Employees by reason of the acquisition of Texas American Water Company on November 1, 2001, will commence on July 1, 2002.
B.26    Citizens Utilities Companies. Service for benefit accrual purposes for Employees who first became Employees by reason of the Asset Purchase Agreement by and among Citizens Utilities Company and Certain of Its Affiliates and American Water Works Company, Inc. and Arizona-American Water Company will commence on January 15, 2002, the Closing Date under the Asset Purchase Agreement dated October 15, 1999. For eligibility to participate, vesting and

APP-3-5

eligibility for early retirement under the Plan, service with Citizens Utilities Companies shall be counted.
B.27    City of Webster Groves, MO. Service for benefit accrual for Employees who first became Employees by reason of the acquisition of City of Webster Groves, MO will commence on February 8, 2002. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with City of Webster Groves, MO shall be counted.
B.28    LP Water & Sewer Company (Monroe and Pike Counties), PA. Service for benefit accrual for non-union Employees who first became Employees by reason of the acquisition of LP Water & Sewer Company (Monroe and Pike Counties), PA will commence on April 3, 2002. For eligibility to participate, vesting and eligibility for early retirement under the Plan, service with LP Water & Sewer Company (Monroe and Pike Counties), PA shall be counted.

APP-3-6

APPENDIX 4

SPECIAL SERVICE CREDITING RULES AND BENEFIT PROVISIONS
RELATING TO NEI ACQUISITION
NON-UNION EMPLOYEES.
Effective July 1, 2001, eligible non-union employees of Northwest Indiana Water Company, Northern Illinois Water Corporation, Long Island Water Corporation and St. Louis Water Company (collectively with their subsidiaries referred to as “NEI”) began participation in the Plan. The following special rules apply only to the non-union employees of NEI who were hired prior to July 1, 2001.
I.    NORTHWEST INDIANA WATER COMPANY
A.    “Service Crediting” means all service including service with Northwest Indiana Water Company for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective June 30, 2001, non-union employees shall cease to be credited with Years of Service under the Employees’ Pension Plan of Northwest Indiana Water Company (“Northwest Indiana Plan”) and will commence benefit accrual service under the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries.
B.    “Early Retirement Date” means the first of the month following a Participant’s 55th birthday and completion of 5 or more Years of Service.
C.    “Early Retirement Income” means the monthly retirement income commencing on a Participant’s Early Retirement Date in an amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section D(i) reduced to reflect the early commencement of benefits by multiplying such benefit by the fraction from the following schedule:

APP-4-1

Lesser of:
Years Until Age 65, or
Years of Vesting Service less than 30	Applicable Fraction

10	15/30
9	16/30
8	17/30
7	18/30
6	19/30
5	20/30
4	22/30
3	24/30
2	26/30
1	28/30
0	30/30

plus
(ii)    his normal retirement benefit as determined under Section D(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
D.    “Normal Retirement Income”
Effective for any Participant retiring after June 30, 2001, except as modified by the provisions of Section 6.1(a) of the Plan, a Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the sum of the following:
(i)    1.667% of Final Average Earnings at retirement multiplied by Years of Service prior to July 1, 2001 as determined under the provisions of the Northwest Indiana Plan, up to a maximum of 30 years, plus
(ii)    1.60% of Final Average Earnings at retirement multiplied by Years of Service after July 1, 2001 to Normal or Late Retirement Date.
E.    “Vested Benefits in the Event of Termination of Employment”

APP-4-2

The benefit of any vested active Employee who terminates employment on or after July 1, 2001 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section 1.C above.
II.    LONG ISLAND WATER CORPORATION
A.    “Service Crediting” means all service including service with Long Island Water Corporation (which became part of New York American Water Company, Inc. on October 4, 2012) for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective June 30, 2001, non-union employees shall cease to be credited with Years of Service under the Long Island Water Corporation Employees Retirement Plan ("Long Island Plan") and will commence benefit accrual service under the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries.
B.    “Early Retirement Income” means the monthly retirement income commencing on a Participant’s Early Retirement Date in an amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section D(i) reduced 2% for each year (1/6% for each month) subsequent to age 62, and reduced 4% for each year (1/3% for each month) prior to age 62, by which the Participant’s Early Retirement Date precedes his Normal Retirement Date, in accordance with the following table:

Age at Early Retirement	Early Retirement Fraction

65	1.00
64.98
63.96
62.94
61.90
60.86
59.82
58.78
57.74
56.70
55.66
plus
(ii)    his normal retirement benefit as determined under Section D(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.

APP-4-3

C.    “Supplemental Early Retirement Income”
In addition to the Early Retirement Income, a Supplemental Early Retirement Benefit, in the yearly amount of $1,200 ($100 per month) will be payable to the Participant, commencing on his Early Retirement Date and ceasing with the earlier of his death or his attainment of age 65, provided that:
(i)    the Participant is an Employee on the date he elects an Early Retirement Date, and
(ii)    the sum of the Participant’s age and Years of Service equals 90 units.
The yearly amount of the Supplemental Early Retirement Benefit will be reduced by 5% for each unit by which the sum of the Participant’s age and Years of Service is less than 90.
D.    “Normal Retirement Income”
Effective for any Participant retiring after June 30, 2001, except as modified by the provisions of Section 6.1(a) of the Plan, a Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the sum of the following:
(i)    1.75% of Final Average Earnings at retirement multiplied by Years of Service prior to July 1, 2001, as determined under the Long Island Plan, plus
(ii)    1.60% of Final Average Earnings at retirement multiplied by Years of Service after July 1, 2001 to Normal or Late Retirement Date.
In no event shall a Participant’s Accrued Benefit be less than his Accrued Benefit earned under the terms of the Long Island Water Corporation Pension Plan as of June 30, 2001.
E.    “Vested Benefits in the Event of Termination of Employment”
The benefit of any vested active Employee who terminates employment on or after July 1, 2001 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section II.B above.
III.    ST. LOUIS COUNTY WATER COMPANY
A.    “Service Crediting” means all service including service with St. Louis County Water Company for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective June 30, 2001, non-union employees shall cease to be credited with Years of Service under The St. Louis County Water Company Pension

APP-4-4

Plan (“St Louis Plan”) and will commence benefit accrual service effective as of July 1, 2001 under the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries.
B.    “Early Retirement Income” means the monthly retirement income commencing on a Participant’s Early Retirement Date in an amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section C(i) reduced to reflect the early commencement of benefits by multiplying such benefit by the applicable factor from Table 4(b); plus
(ii)    his normal retirement benefit as determined under Section C(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
C.    “Normal Retirement Income”
Effective for any Participant retiring after June 30, 2001, except as modified by the provisions of Section 6.1(a) of the Plan, a Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the sum of the following:
(i)    1.50% of Final Average Earnings at retirement multiplied by Years of Service prior to July 1, 2001, as determined under the St. Louis Plan, plus
(ii)    1.60% of Final Average Earnings at retirement multiplied by Years of Service after July 1, 2001 to Normal or Late Retirement Date.
D.    “Vested Benefits in the Event of Termination of Employment”
The benefit of any vested active Employee who terminates employment on or after July 1, 2001 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section III.B above.
IV.    NORTHERN ILLINOIS WATER CORPORATION
A.    “Service Crediting” means all service including service with Northern Illinois Water Corporation for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective June 30, 2001, non-union employees shall cease to be credited with Years of Service under the Northern Illinois Water Corporation Retirement Income Plan (“Northern Illinois Plan”) and will commence benefit accrual service effective as of

APP-4-5

July 1, 2001 under the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries.
B.    “Early Retirement Date” means the first of the month following a Participant’s attainment of age 55.
C.    “Early Retirement Income” means the monthly retirement income commencing on a Participant’s Early Retirement Date in an amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section D(i) reduced to reflect the early commencement of benefits by multiplying such benefit by the factor from the following schedule:

Number of Years
Early Retirement Date
Precedes Normal
Retirement Date	Applicable Factor

1.97
2.94
3.91
4.88
5.85
6.82
7.79
8.76
9.73
10.70

plus
(ii)    his normal retirement benefit as determined under Section D(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
D.    “Normal Retirement Income”
Effective for any Participant retiring after June 30, 2001, except as modified by the provisions of Section 6.1(a) of the Plan, a Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the sum of the following:

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(i)    1.33% of Final Average Earnings at retirement multiplied by Years of Service prior to July 1, 2001, as determined under the Northern Illinois Plan, plus
(ii)    1.60% of Final Average Earnings at retirement multiplied by Years of Service after July 1, 2001 to Normal or Late Retirement Date.
E.    “Vested Benefits in the Event of Termination of Employment”
The benefit of any vested active Employee who terminates employment on or after July 1, 2001 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section IV.C above.
UNION EMPLOYEES.

V.	INDIANA-AMERICAN WATER COMPANY, INC. (formerly Northwest Indiana Water Corporation) - UNION EMPLOYEES AT THE NORTHWEST OPERATIONS FACILITY
Effective December 31, 2002, or as soon as administratively practicable thereafter, the Northwest Indiana Water Company Retirement Plan (the “Indiana Plan”), consisting of two different groups of union employees, was merged with and into the Plan. Effective January 1, 2003, all eligible union employees of Indiana-American Water Company, Inc. began participation in the Plan.
The following special rules apply only to each active Employee of Indiana-American Water Company, Inc. who, as of December 31, 2002, is both: (1) a member of the USWA, Local 13584 (including Local 13584-01) at the Company’s northwest operations facility, and (2) a participant in the Indiana Plan (a “Local 13584 Participant”):
A.    Service Crediting. All service with the Company, including service with Northwest Indiana Water Corporation and Indiana-American Water Company, Inc. shall be credited to a Local 13584 Participant for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective December 31, 2002, a Local 13584 Participant will cease to be credited with years of service under the Indiana Plan. Thereafter, a Local 13584 Participant’s benefit accrual service shall consist of benefit accrual service credited under the terms of the Indiana Plan through December 31, 2002, plus, beginning January 1, 2003, any additional benefit service credited under the terms of the Plan.
B.    Early Retirement Date. A Local 13584 Participant’s Early Retirement Date shall be the first of any month following the date he attains at least age 55 (but before age 65) and is credited with 5 Years of Service for vesting purposes.

APP-4-7

C.    Early Retirement Income. The benefit payable to a Local 13584 Participant commencing on his Early Retirement Date shall be a monthly amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section D(i) reduced to reflect the early commencement of benefits by multiplying such benefit by the factor from the following table:

Lesser of:
Years Until Age 65, or
Years of Service for Vesting
Purposes Less than 30	Applicable Fraction

10	15/30
9	16/30
8	17/30
7	18/30
6	19/30
5	20/30
4	22/30
3	24/30
2	26/30
1	28/30
0	30/30

plus
(ii)    his normal retirement benefit as determined under Section D(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
D.    Normal Retirement Income. Effective for any Local 13584 Participant retiring on and after January 1, 2003, except as modified by the provisions of Section 6.1(a) of the Plan, the benefit payable to a Local 13584 Participant commencing on his Normal or Late Retirement Date shall be a monthly amount equal to the sum of:
(i)    1.667% of Final Average Earnings at retirement multiplied by Years of Service prior to January 1, 2003, as determined under the provisions of the Indiana Plan, up to a maximum of 30 years, plus;

APP-4-8

(ii)    1.60% multiplied by Years of Service credited to the Local 13584 Participant under the terms of the Plan on and after January 1, 2003, multiplied by his Final Average Earnings as defined by the Plan.
In no event shall a Local 13584 Participant’s Accrued Benefit be less than his Accrued Benefit earned under the terms of the Indiana Plan as of December 31, 2002.
E.    Vested Benefits in the Event of Termination of Employment. The benefit of any vested active Local 13584 Participant who terminates employment on or after January 1, 2003, and who is not yet eligible for Early Retirement, shall be determined in accordance with Section C above.

VI.	MISSOURI-AMERICAN WATER COMPANY (formerly St. Louis County Water Company) - UNION EMPLOYEES
Effective June 30, 2003, the St. Louis County Water Company Pension Plan (the “St. Louis Plan”), consisting entirely of union Employees, was merged with and into the Plan. These union Employees continued to participate under the terms of the St. Louis Plan until January 1, 2004, at which time all eligible union employees of Missouri-American Water Company began participation in the Plan.
The following special rules apply only to each active Employee of Missouri-American Water Company who, as of December 31, 2003, is both: (1) a member of the Utility Workers Union of America Affiliated with the AFL-CIO, Local 335, and (2) a participant in the St. Louis Plan (a “Local 335 Participant”):
A.    Service Crediting. All service with the Company, including service with St. Louis Water Company and Missouri-American Water Company, shall be credited to a Local 335 Participant for purposes of vesting and determining eligibility for early retirement, preretirement death benefits and disability benefits.
For purposes of benefit accrual service, effective December 31, 2003, a Local 335 Participant will cease to be credited with years of service under the St. Louis Plan. Thereafter, a Local 335 Participant’s benefit accrual service shall consist of benefit accrual service credited under the terms of the St. Louis Plan through December 31, 2003, plus, beginning January 1, 2004, any additional benefit service credited under the terms of the Plan.
B.    Early Retirement Income. The benefit payable to a Local 335 Participant commencing on his Early Retirement Date shall be a monthly amount equal to the sum of:

APP-4-9

(i)    his normal retirement benefit as determined under Section C(i) reduced to reflect the early commencement of benefits by multiplying such benefit by the factor from the following table:

Age	Applicable Factor

64.970
63.941
62.913
61.885
60.859
59.833
58.808
57.784
56.760
55.737

plus
(ii)    his normal retirement benefit as determined under Section C(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
C.    Normal Retirement Income. Effective for any Local 335 Participant retiring on and after January 1, 2004, except as modified by the provisions of Section 6.1(a) of the Plan, the benefit payable to a Local 335 Participant payable on his Normal or Late Retirement Date shall be a monthly amount equal to the sum of:
(i)    1.50% multiplied by years of service credited to the Local 335 Participant under the terms of the St. Louis Plan through December 31, 2003, multiplied by his Final Average Earnings as defined by the Plan;
plus
(ii)    1.60% multiplied by Years of Service credited to the Local 335 Participant under the terms of the Plan on and after January 1, 2004, multiplied by his Final Average Earnings as defined by the Plan.
In no event shall a Local 335 Participant’s Accrued Benefit be less than his Accrued Benefit earned under the terms of the St. Louis Plan as of December 31, 2003.

APP-4-10

D.    Vested Benefits in the Event of Termination of Employment. The benefit of any vested active Local 335 Participant who terminates employment on or after January 1, 2004, and who is not yet eligible for Early Retirement, shall be determined in accordance with Section B above.

VII.	LONG ISLAND WATER CORPORATION - UNION EMPLOYEES
Effective June 30, 2004, the Long Island Water Corporation Employees Retirement Plan (the "Long Island Plan"), consisting entirely of union Employees, was merged with and into the Plan. Effective July 1, 2004, all eligible union Employees of Long Island Water Company began participation in the Plan. Effective October 4, 2012, Long Island Water Corporation merged with New York Water Services Corporation, Aqua New York, Inc. and Aqua New York of Sea Cliff, Inc. to form New York American Water Company, Inc.

APP-4-11

A.    Special Rules for Union Employees Hired Prior to July 1, 2004. The following special rules apply only to each active Employee of New York American Water Company, Inc. (formerly Long Island Water Corporation) who, as of June 30, 2004 was both: (1) a member of the Utility Workers Union of America Local 365 at the Company's Long Island, New York facility, and (2) participating in the Long Island Plan (a "Local 365 Participant"):
(i)    Service Crediting. All service with the Company, including service with Long Island Water Corporation and New York American Water Company, Inc., shall be credited to a Local 365 Participant for purposes of vesting, determining eligibility for early retirement, preretirement death benefits and disability benefits.
For purposes of benefit accrual service, effective June 30, 2004, a Local 365 Participant will cease to be credited with years of service under the Long Island Plan. Thereafter, a Local 365 Participant's benefit accrual service shall consist of benefit accrual service credited under the terms of the Long Island Plan through June 30, 2004, plus, beginning July 1, 2004, any additional benefit service credited under the terms of the Plan.
(ii)    Early Retirement Income. The benefit payable to a Local 365 Participant on his Early Retirement Date shall be his normal retirement benefit as determined under Section C multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
(iii)    Normal Retirement Income. Effective for any Local 365 Participant retiring on or after July 1, 2004, except as modified by the provisions of Section 6.1(a) of the Plan, the benefit payable to a Local 365 Participant on his Normal or Late Retirement Date shall be a monthly amount equal to the sum of the following:
(a)    1.75% multiplied by years of service credited to the Local 365 Participant under the terms of the Long Island Plan through June 30, 2004, multiplied by his Final Average Earnings, as defined by the Plan, as of the earlier of July 31, 2010 or his actual termination of employment; plus
(b)    1.60% multiplied by Years of Service credited to the Local 365 Participant under the terms of the Plan on and after July 1, 2004 but before January 1, 2008, multiplied by his Final Average Earnings, as defined by the Plan, as of the earlier of July 31, 2010 or his actual termination of employment; plus
(c)    the greater of:

APP-4-12

(1)    1.60% multiplied by Years of Service credited to the Local 365 Participant under the terms of the Plan on and after August 1, 2010 through his* date of retirement or other termination employment, multiplied by his Final Average Earnings, as defined by the Plan, as of his actual termination of employment; or
(2)    1.60% multiplied by Earnings, as defined by the Plan, for each Year of Service credited under the terms of the Plan on and after August 1, 2010 but before January 1, 2013.
In no event shall a Local 365 Participant's Accrued Benefit be less than his Accrued Benefit earned under the terms of the Long Island Plan as of June 30, 2004.

(iv)    Vested Benefits in the Event of Termination of Employment. The benefit of any vested active Local 365 Participant who terminates employment on or after July 1, 2004 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section B above.
B.    Normal Retirement Income - Special Rules for Union Employees Hired On and After July 1, 2004. The following special rules apply only to an Employee of New York American Water Company, Inc. (formerly Long Island Water Corporation) who was hired on or after July 1, 2004, and is a member of the Utility Workers Union of America Local 365 at the Company's Long Island, New York facility ("New Local 365 Participant"). A New Local 365 Participant shall, upon meeting the eligibility requirements of Section 3.1 of the Plan, commence participation under the terms of the Plan except as otherwise provided in this Section E.
Effective for any New Local 365 Participant hired before January 1, 2006, except as modified by the provisions of Section 6.1(a) of the Plan, a New Local 365 Participant's monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the sum of the following:
(i)    1.60% multiplied by Years of Service credited to the New Local 365 Participant on and after July 1, 2004 but before January 1, 2006, multiplied by his of Final Average Earnings as of the earlier of December 31, 2005 or his actual termination of employment; plus
(ii)    the greater of:
(a)    1.60% multiplied by Years of Service credited to the New Local 365 Participant under the terms of the Plan on and after January 1, 2006 through his date of

APP-4-13

retirement or other termination employment, multiplied by his Final Average Earnings, as defined by the Plan, as of his actual termination of employment; or
(b)    1.60% multiplied by Earnings for each Year of Service credited to the New Local 365 Participant on and after January 1, 2006 but before January 1, 2013.

VIII.	ILLINOIS-AMERICAN WATER COMPANY (formerly Northern Illinois Water Corporation) - UNION EMPLOYEES AT CHAMPAIGN, ILLINOIS
Effective June 30, 2004, the Northern Illinois Water Corporation Retirement Income Plan (the “Northern Illinois Plan”), consisting of two different groups of union employees, was merged with and into the Plan. Effective July 1, 2004, all eligible union employees of Illinois-American Water Company began participation in the Plan.
Employees of Illinois-American Water Company who are members of the IBEW Local 51 at the Company’s Sterling, Illinois facility continue to participate under the terms of the former Northern Illinois Plan, as described in Article IX of this Appendix 4.
The following special rules apply only to each active Employee of Illinois-American Water Company who, as of June 30, 2004, is both: (1) a member of the Utility Workers Union of America, Local 500 at the Company’s Champaign, Illinois facility, and (2) a participant in the Northern Illinois Plan (a “Local 500 Participant”):
A.    Service Crediting. All service with the Company, including service with Northern Illinois Water Corporation and Illinois-American Water Company, shall be credited to a Local 500 Participant for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective June 30, 2004, a Local 500 Participant will cease to be credited with years of service under the Northern Illinois Plan. Thereafter, a Local 500 Participant’s benefit accrual service shall consist of benefit accrual service credited under the terms of the Northern Illinois Plan through June 30, 2004, plus, beginning July 1, 2004, any additional benefit service credited under the terms of the Plan.
B.    Early Retirement Date. A Local 500 Participant’s Early Retirement Date shall be the first of any month following his attainment of age 55 but before age 65.
C.    Early Retirement Income. The benefit payable to a Local 500 Participant commencing on his Early Retirement Date shall be a monthly amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section D(i) reduced to reflect the early commencement of benefits by multiplying such benefit by the factor from the following table:

APP-4-14

Number of Years
Early Retirement Date
Precedes Normal
Retirement Date	Applicable Factor

1.97
2.94
3.91
4.88
5.85
6.82
7.79
8.76
9.73
10.70

plus
(ii)    his normal retirement benefit as determined under Section D(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
D.    Normal Retirement Income. Effective for any Local 500 Participant retiring on and after July 1, 2004, except as modified by the provisions of Section 6.1(a) of the Plan, the benefit payable to a Local 500 Participant commencing on his Normal or Late Retirement Date shall be a monthly amount equal to the sum of:
(i)    1.33% multiplied by years of service credited to the Local 500 Participant under the terms of the Northern Illinois Plan through June 30, 2004, multiplied by his Final Average Earnings as defined by the Plan; plus
(ii)    1.60% multiplied by Years of Service credited to the Local 500 Participant under the terms of the Plan on and after July 1, 2004, multiplied by his Final Average Earnings as defined by the Plan.
In no event shall a Local 500 Participant’s Accrued Benefit be less than his Accrued Benefit earned under the terms of the Northern Illinois Plan as of June 30, 2004.
E.    Vested Benefits in the Event of Termination of Employment. The benefit of any vested active Local 500 Participant who terminates employment on or after July 1, 2004 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section C above.

APP-4-15

IX.	ILLINOIS-AMERICAN WATER COMPANY (formerly Northern Illinois Water Corporation) - UNION EMPLOYEES AT STERLING, ILLINOIS
Effective June 30, 2004, the Northern Illinois Water Corporation Retirement Income Plan (the "Northern Illinois Plan"), consisting of two different groups of union employees, was merged with and into the Plan. Employees of Illinois-American Water Company who were members of the IBEW Local 51 at the Company's Sterling, Illinois facility continued to participate under the terms of the former Northern Illinois Plan, as described in this Article IX prior to July 1, 2012. This Article IX is updated effective July 1, 2012, in accordance with the most recent collective bargaining agreement.
The following special rules apply only to each active Employee of Illinois-American Water Company who was: (1) as of June 30, 2004, both: (a) a member of the IBEW Local 51 at the Company's Sterling, Illinois facility, and (b) a participant in the Northern Illinois Plan; or (2) hired on or after July 1, 2004, but prior to February 1, 2009, as a member of the IBEW Local 51 at the Company's Sterling, Illinois facility (collectively "Local 51 Participants"). Except as otherwise provided under this Article IX, a Local 51 Participant shall participate in and be subject to all provisions of the Plan.
A.    Definitions. All capitalized terms which are not defined below shall have the meaning given to them under Section 2.1 of the Plan.
(i)    "Actuarial Equivalent" means, effective July 1, 2012, a benefit of equivalent value determine in accordance with Section 2.1(b) of the Plan; provided, however, notwithstanding any other Plan provision to the contrary, the value of an optional form of benefit (other than for benefit determinations subject to the requirements of section 417(e)(3) of the Code) elected by a Local 51 Participant with an Annuity Starting Date on or after July 1, 2012, will not be less than the value of that optional form of benefit based on his accrued benefit as of June 30, 2012, an interest rate of 7.5 percent and the mortality table as set forth in Revenue Ruling 95-6.
(ii)    "Compensation" means, for purposes other than the limitations under Appendix 2, the total earnings paid or made available to an Employee by the Employer plus contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the employee under sections 125, 132(f)(4), 402(e), 402(h), or 403(b) of the Code. Compensation shall exclude overtime pay, shift or Sunday premiums and special compensation.
(iii)    "Average Compensation" means, on any April 1, the average of a Local 51 Participant's monthly Compensation for those five consecutive Plan Years (all Plan Years

APP-4-16

if less than five) which give the highest average out of the final ten Plan Years (all Plan Years if less than ten) of employment with the Employer.
(iv)    "Early Retirement Age" means age 55.
(v)    "Early Retirement Date" means the first day of any month on or after a Local 51 Participant reaches his Early Retirement Age but before his Normal Retirement Date, and on which he commences his benefit. A Local 51 Participant who has terminated employment with the Employer with a vested benefit before reaching his Early Retirement Age may elect an early retirement benefit upon reaching his Early Retirement Age.
(vi)    "Qualified Joint and Survivor Annuity" means a joint and survivor annuity that is the Actuarial Equivalent of the normal form of benefit for an unmarried Local 51 Participant that provides a monthly annuity for the life of the Local 51 Participant's surviving spouse equal to 50% of the monthly annuity payable during the joint lives of the Local 51 Participant and his spouse.
(vii)    "Required Beginning Date" means, solely for purposes of this Article IX, the April 1 of the calendar year following the calendar year in which the Local 51 Participant attains age 70'/2.
(viii)    "Required Contribution Account" means, on any date, the total of a Local 51 Participant's Required Contributions with interest. Contributions previously paid to the Local 51 Participant or applied for him, and any interest that would have been credited on those contributions, shall be excluded. On and after April 1, 1988, interest shall be credited in each Plan Year at the rate of 120% of the Federal mid-term rate (as in effect under section 1274 of the Code for the first month of the Plan Year) per annum compounded annually. Before April 1, 1988, interest was credited at the rate specified in the Plan as in effect on the day immediately before April 1, 1988. Interest shall be credited on each Required Contribution from the end of the Plan Year for which it was made until the month prior to the date of determination.
(ix)    "Required Contributions" means nondeductible contributions required from a Local 51 Participant prior to. January 1, 1967 (August 1, 1966 for any Employee of the Champion Division.)
(x)    "Required Contribution. Accrued Benefit" means the amount of monthly retirement benefit payable in the form of a Single Life Annuity accrued by a Local 51 Participant which is derived from his Required Contributions.

APP-4-17

(xi)    "Single Life Annuity" means a monthly benefit payable for the life of the Local 51 Participant with a modified cash refund of his Required Contribution Account, if any.
B.    Participation. An eligible Employee who is a member of the IBEW Local 51 at the Company's Sterling, Illinois facility (other than an Employee hired or rehired on or after February 1, 2009) shall commence participation under this Article IX on the first day of the month coincident with or next following the date on which he: (1) attains age 21; and (2) completes one Year of Service for eligibility purposes.
C.    Early Retirement Income. The benefit payable to a Local 51 Participant commencing on his Early Retirement Date shall be determined as follows:
(i)    Terminated or Retired Prior to July 1, 2012. If the Local 51 Participant terminates employment or retires prior to July 1_ 2012, his benefit commencing on his Early Retirement Date shall be his normal retirement benefit as determined under Section D reduced to reflect the early commencement of benefits by multiplying such benefit by the factor from the following table:

Number of Years Early Retirement Date Precedes Normal Retirement Date	Applicable Factor
1.97
2.94
3.91
4.88
5.85
6.82
7.79
8.76
9.73
10.70

(ii)    Terminated or Retired on or after July 1, 2012. If the Local 51 Participant terminates employment or retires on or after July 1, 2012, his benefit commencing on his Early Retirement Date shall be the sum of

APP-4-18

(a)    his normal retirement benefit as determined under Sections D(ii)(a) and D(ii)(c) reduced to reflect the early commencement of benefits by multiplying such benefit by the factor from the following table

Number of Years Early Retirement Date Precedes Normal Retirement Date	Applicable Factor
1.97
2.94
3.91
4.88
5.85
6.82
7.79
8.76
9.73
10.70

and
(b)    his normal retirement benefit as determined under Section D(ii)(b) as of his Early Retirement Date multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to the Plan as Table 1.
D.    Normal Retirement Income. Effective for any Local 51 Participant retiring on and after July 1, 2004, except as modified by the provisions of Section 6.1(a) of the Plan, the benefit payable to a Local 51 Participant commencing on his Normal Retirement Date shall be determined as follows:
(i)    Terminated or Retired Prior to July 1, 2012. If the Local 51 Participant terminates employment or retires prior to July 1, 2012, his benefit shall be a monthly amount equal to the sum of:
(a)    1.33% of his Average Compensation multiplied by his Years of Service; plus
b)    $1 for each $144 of his Required Contribution Account, if any.

APP-4-19

(ii)    Terminated or Retired on or after July 1, 2012. For any Local 51 Participant who continues to be actively employed on or after July 1, 2012, his benefit shall be a monthly amount equal to the sum of:
(a)    1.33% times Years of Service prior to July 1, 2012 times Final Average Earnings; plus
(b)    1.60% times Years of Service on or after July 1, 2012 times Final Average Earnings; plus
(c)    $1 for each $144 of his Required Contribution Account, if any.
(iii)    A Local 51 Participant may commence receipt of his normal retirement benefit on his Normal Retirement Date regardless of whether he is still employed by the Employer on such date.
E.    Late Retirement Income. The benefit payable to a Local 51 Participant commencing on his Late Retirement Date shall be the greatest of:
(i)    his normal retirement benefit as determined under Section D on his Late Retirement Date; or
(ii)    his normal retirement benefit determined as of June 30, 2012 under Section D multiplied by the factor shown below corresponding to the number of years his Late Retirement Date follows his Normal Retirement Date

Number of Years Late Retirement Date Follows Normal Retirement Date	Applicable Factor
1	1.0600
2	1.1200
3	1.1900
4	1.2600
5	1.3400
6	1.4200
7	1.5000
8	1.5900
9	1.6900
10	1.7900

APP-4-20

The above factors shall be prorated for a partial year (counting a partial month as a complete month). Factors for numbers of years beyond 10 shall be determined using a consistently applied reasonable actuarially equivalent method; or
(iii)    with respect to a Local 51 Participant whose Late Retirement Date occurs after his Required Beginning Date, his normal retirement benefit as determined under Section D (determined as of June 30, 2012) multiplied by the factor in Section E(ii) for I year past Normal Retirement Date, prorated for a partial year based on the number of months in the period (counting a partial month as a complete month).
The amount in this Section E(iii) shall be redetermined after each subsequent April 1 based on the retirement benefit that would have been paid on his Required Beginning Date (determined as if his Late Retirement Date had occurred on his Required Beginning Date) multiplied by the factor in Section E(ii) for 1 year past Normal Retirement Date, prorated for a partial year based on the number of months since such Yearly Date (counting a partial month as a complete month).
Such greatest amount so determined applies to an active Local 51 Participant, who (1) is not a five-percent owner, (2) has attained age 70%2, and (3) makes an election to defer commencement of his retirement benefit until the calendar year following the calendar year in which he retires.
F.    Minimum Benefit. An active Local 51 Participant's benefit payable as a Single Life Annuity shall not be less than the greatest amount of benefit that would have been provided for him had he retired on any earlier retirement date. In any event, an active Local 51 Participant's retirement benefit payable as a Single Life Annuity on his retirement date will not be less than the greater of his Required Contribution Account Accrued Benefit on his retirement date, multiplied by the appropriate factor if his retirement date is an Early Retirement Date, or the monthly benefit payable as a Single Life Annuity which is the Actuarial Equivalent of his Required Contribution Account on such date.
G.    Vesting. A Local 51 Participant shall have no vested interest in his Accrued Benefit until he has been credited with five Years of Service for vesting purposes, at which time he shall have a 100% vested interest in his Accrued Benefit determined under this Article IX. Notwithstanding the foregoing, a Local 51 Participant who is actively employed by the Employer shall have a 100% vested interest in his Accrued Benefit upon reaching his Early Retirement Age or Normal Retirement Age.
A Local 51 Participant's Required Contribution Account is fully 100% vested and nonforfeitable at all times.

APP-4-21

H.    Vested Benefits in the Event of Termination of Employment. The benefit of any vested active Local 51 Participant who terminates employment on or after July 1, 2004 shall be:
(i)    in the case of a Local 51 Participant who elects to commence his deferred vested benefit on his Early Retirement Date, an amount determined in accordance with Section H(ii) below multiplied by the applicable early retirement factor in Section C above.
(ii)    in the case of a Local 51 Participant who elects to commence his deferred vested benefit on his Normal Retirement Date, an amount equal to the sum of (a) and (b):
(a)    the Local 51 Participant's Required Contribution Accrued Benefit as of the date of determination (or the date the Required Contribution Account is paid in a single sum, if earlier);
(b)    the excess of the Local 51 Participant's Accrued Benefit on the day before he terminated employment over the amount determined under (a) above but not less than $0.
(iii)    in the case of a Local 51 Participant who elects to commence his deferred vested benefit on his Late Retirement Date, an amount equal to:
(a)    if he terminated on or before his Normal Retirement Date, an amount equal to the amount under Section H(ii) above multiplied by the late retirement factor in Section E(ii) which corresponds to the number of years his Late Retirement Date follows his Normal Retirement Date; or
(b)    if he terminated after his Normal Retirement Date, an amount equal to the greater of:
(1)    his Accrued Benefit on the day before he terminated employment with the Employer; or
(2)    his Accrued Benefit on his Normal Retirement Date multiplied by the late retirement factor in Section E(ii) which corresponds to the number of years his Late Retirement Date follows his Normal Retirement Date.
Provided, however, for a terminated Local 51 Participant whose Late Retirement Date occurs after his Required Beginning Date, his deferred monthly retirement benefit determined in Section H(iii)(a) or (b) of this Article IX, whichever applies, shall be adjusted as provided in Section E(iii) of this Article IX.
I.    Forms of Distribution.

APP-4-22

(i)    Normal Form for Unmarried Local 51 Participants. The normal form of distribution for an unmarried Local 51 Participant shall be a Single Life Annuity as defined in Section A(xii) of this Article IX.
(ii)    Normal Form for Married Participants. If a Participant is married on his Annuity Starting Date, his retirement income will be paid to him in the form of a Qualified Joint and Survivor Annuity.
(iii)    Required Contribution Account. A Local 51 Participant may elect, subject to the notice and election procedures of Section 6.2 of the Plan, as applicable, to receive his Required Contribution Account in a single-sum payment at any time after he ceases to be an Employee and before his retirement date, provided he is not reemployed by the Employer.
(iv)    Survivor Benefits Available by Election. A Local 51 Participant who is actively employed on or after July 1, 2012 may elect, subject to the notice and election provisions of Section 62 of the Plan, as applicable, to provide benefits for his Contingent Annuitant as described in Section 6.4.
J.    Preretirement Survivor Annuity.
(i)    Eligibility for Preretirement Survivor Annuity. If a married Local 51 Participant or an unmarried Local 51 Participant who has designated a Contingent Annuitant dies on or after July 1, 2012 but before his Annuity Starting Date, his surviving spouse or Contingent Annuitant, as applicable, shall receive a Preretirement Survivor Annuity as provided in this Section J. If a Local 51 Participant dies prior to July 1, 2012, the benefit, if any, payable to his spouse or Contingent Annuitant shall be determined under the provisions of the Plan in effect prior to July 1, 2012.
(ii)    Death Prior to Early Retirement Eligibility, After Completing Five, But Not Yet Ten Years of Service. In the event of the death of a married Local 51 Participant or an unmarried Local 51 Participant who has designated a Contingent Annuitant on or after the date he had competed at least five Years of Service but before he had completed at least ten Years of Service or become eligible for Early Retirement, whether such Local 51 Participant is then actively employed or not, such Local 51 Participant's spouse or Contingent Annuitant, as applicable, shall be entitled to a benefit, payable, if such spouse or Contingent Annuitant is then surviving, on the first day of the month coincident with, or next following the later of (A) the date of the Local 51 Participant's death or (B) the date the Local 51 Participant would have attained age 55 had he survived. The amount of such benefit shall be the same amount that such surviving spouse or Contingent Annuitant would have received had such Local 51 Participant terminated his service, survived to age 55, elected the 50% contingent

APP-4-23

annuity form of benefit, as determined under Table 2 based on his and his spouse's or Contingent Annuitant's then attained ages, and then died.
(iii)    Death Prior to Early Retirement Eligibility but After Completing Ten Years of Service. In the event of the death of a married Local 51 Participant or an unmarried Local 51 Participant who has designated a Contingent Annuitant on or after the date he has completed at least ten Years of Service but prior to becoming eligible for Early Retirement, whether such Local 51 Participant is then actively employed or not, such Local 51 Participant's spouse or Contingent Annuitant, as applicable, shall be entitled to a benefit, payable, if such spouse or Contingent Annuitant is then surviving, on the first day of the month coincident with, or next following the later of (A) the date of the Local 51 Participant's death or (B) the date the Local 51 Participant would have attained age 55 had he survived. The amount of such benefit shall be the same amount that such surviving spouse or Contingent Annuitant would have received had such Local 51 Participant retired on the day before his death, or at age 55 if the date of death is prior to the date the Local 51 Participant attains age 55, elected to receive the 100% contingent annuity form of benefit and then died. The amount of such benefit shall be determined under Table 4, based on his attained age and the attained age of his spouse or Contingent Annuitant, except that for purposes of applying Table 4, the Local 51 Participant's attained age, if less than age 55, shall be considered to be age 55 and his spouse's or Contingent Annuitant's age shall be adjusted so that it bears the same relationship to age 55 as their actual attained ages bear to each other.
(iv)    Death After Becoming Eligible for Early Retirement. In the event of the death of a married Local 51 Participant or an unmarried Local 51 Participant who has designated a Contingent Annuitant while he is eligible for Early Retirement, whether such Local 51 Participant is then actively employed or not, such Local 51 Participant's spouse or Contingent Annuitant, as applicable, shall be entitled to a benefit, payable, if such spouse or Contingent Annuitant is then surviving, on the first day of the month coincident with, or next following the date of the Local 51 Participant's death. The amount of such benefit shall be the same amount that such surviving spouse or Contingent Annuitant would have received had such Local 51 Participant retired on the day before his death, elected to receive the 100% contingent annuitant form of benefit as determined under Table 4, based on his attained age and the attained age of his spouse or Contingent Annuitant, and then died.
(v)    Death After Becoming Eligible for Normal Retirement. In the event of the death of a married Local 51 Participant or an unmarried Local 51 Participant who has designated a Contingent Annuitant while actively employed after his Normal Retirement Date, such Local 51 Participant's spouse or Contingent Annuitant, as applicable, shall be entitled to a benefit, payable, if such spouse or Contingent Annuitant is then surviving, on the first day of the month coincident with, or next following the date of the Local 51

APP-4-24

Participant's death. The amount of such benefit shall be the same amount that such surviving spouse or Contingent Annuitant would have received had such Local 51 Participant retired on his Late Retirement Date, elected to receive the 100% contingent annuitant form of benefit as determined under Table 4, based on his attained age and the attained age of his spouse or Contingent. Annuitant, and then died.
(vi)    Any benefit payable under this Section J shall terminate on the surviving spouse's or Contingent Annuitant's death.
(vii)    Notwithstanding anything in this Section J to the contrary, if a single-sum death benefit would otherwise be payable under Section K below, the monthly benefit payable to the spouse or Contingent Annuitant, as applicable, under this Section J shall not be less than the monthly benefit which is the Actuarial Equivalent of the single-sum death benefit at the date benefits start.
K.    Single-Sum Death Benefit. If the requirements of Section J above have not been met on the date a Local 51 Participant dies, a single-sum death benefit equal to his Required Contribution Account on the date he died, if any, shall be payable to the Local 51 Participant's spouse, if any, or to the Local 51 Participant's estate. If the requirements of Section J above have been met on the date such Local 51 Participant dies, but the Local 51 Participant's spouse or Contingent Annuitant dies before the preretirement survivor annuity starts, this single-sum death benefit, determined as of the date of the spouse's or Contingent Annuitant's death, shall be paid to the Local 51 Participant's estate.
L.    Disability Retirement Income.
(i)    A Local 51 Participant who has completed 10 or more Years of Service, and who qualifies for disability retirement under this Section L shall be retired as of the first day of the month following the first month in which the Committee has received both (i) the Local 51 Participant's written request for disability retirement, and (ii) evidence reasonably satisfactory to the Committee that the Local 51 Participant has been determined by the United States Social Security Administration to qualify for total and permanent disability benefits under the Social Security Act. A Local 51 Participant shall be eligible for disability retirement benefits if, as a result of mental or physical illness or injury (other than self-inflicted) while actively employed, he qualifies for disability benefits under the Social Security Act. Disability benefit payments shall commence in either the month in which the disabled Local 51 Participant is retired, as described above, or in the next following month, as may be administratively practicable. Such payments under the Plan shall be made retroactively to the first day of the month following the date as of which the Local 51 Participant is deemed to be disabled by the Social Security Administration, or, if later, to

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the last day of the Local 51 Participant's eligibility for continuation of the Local 51 Participant's salary or hourly wages as sick pay under an applicable Employer sick pay plan. The sum of any retroactive payments shall be paid in a lump sum, without interest, as part of the first monthly payment of disability benefits. A Local 51 Participant shall provide such reasonable evidence of continued Social Security disability as the Committee may require from time to time. Disability benefits shall be discontinued if the Local 51 Participant ceases to qualify for disability benefits under the Social Security Act.
(ii)    "Disability Retirement Date" means the date a Participant retires before his Normal Retirement Date in accordance with the provisions of Section L(i).
(iii)    A Local 51 Participant who retires under the provisions of Section L(i) before his Normal Retirement Date shall be entitled to receive for life, or as long as his disability continues to qualify under the Social Security Act, a monthly retirement income commencing on his Disability Retirement Date in an amount equal to the benefit which he would have received pursuant to Section D based on his Years of Service and Final Average Earnings as of his Disability Retirement Date, without reduction for early commencement. Notwithstanding the above, if a Local 51 Participant is not actively employed (meaning engaged in work duties for the Employer) on or after July 1, 2012, his benefit shall be determined under the provisions of the Plan in effect prior to July 1, 2012.
(iv)    A Local 51 Participant who becomes disabled, while actively employed, on or after attaining age 65, shall be considered to have retired under Section D or Section E, as applicable, and will be entitled to a monthly retirement income, if any, in an amount determined under Section D or E and Section 6.1(a), as applicable.

APP-4-26

APPENDIX 5

SPECIAL SERVICE CREDITING RULES AND BENEFIT PROVISIONS
RELATING TO MERGER OF EMPLOYEES’ RETIREMENT PLAN OF
ELIZABETHTOWN WATER COMPANY
Effective January 1, 2006, the Employees’ Retirement Plan of Elizabethtown Water Company (the “Elizabethtown Plan”) was amended to provide that the benefit of all non-union participants would continue to be paid from the Elizabethtown Plan trust, however all benefits would become payable in accordance with the terms of the Pension Plan for Employees of American Water Works Company, Inc. And Its Designated Subsidiaries provided that certain protected benefits and features would continue to apply. The Elizabethtown Plan was also amended to provide that all Local 423 union employees hired or rehired on or after April 1, 2006 and all Local 68 union employees hired or rehired on or after May 1, 2006 were not eligible to commence or recommence participation in the Elizabethtown Plan.
Effective December 31, 2006, the Elizabethtown Plan was merged with and into the Plan, assets were transferred from the Elizabethtown Plan trust to the Trust for the Plan, and eligible employees of Elizabethtown Water Company began participation in the Plan. The following special rules apply only to the non-union and union employees who had accrued a benefit under the Elizabethtown Plan as of December 31, 2006.
NON-UNION EMPLOYEES.
The following special rules apply only to non-union employees who had accrued a benefit under the Elizabethtown Plan as of December 31, 2006 (the “Non-union Participants”).
A.    Definitions. All capitalized terms which are not defined below shall have the meaning given to them under Article 2 of the Plan.
(i)    “Compensation” means regular earnings paid to an Employee, including contributions made by an Employee to a Code section 125 or 401(k) plan, but excluding bonuses, overtime pay, special pay and all other Employer contributions to benefit plans.
(ii)    “Early Retirement Date” means the first of the month following a Non-union Participant’s 55th birthday and completion of 10 or more Years of Service.
(iii)    “Final Average Earnings” determined for periods beginning on and after January 1, 2006 and before January 1, 2011 shall be based on:

APP-5-1

(a)    the Non-union Participant’s “Compensation” (as defined in Section A(i) above) for the portion of the applicable 60 consecutive months which occurred before January 1, 2006; and
(b)    the Non-union Participant’s “Earnings” (as defined in Section 2.1(n)) for the portion of the applicable 60 consecutive months which occurred on and after January 1, 2006.
(iv)    “Service Crediting” or “Years of Service” means all service including service with Elizabethtown Water Company for purposes of vesting and for purposes of determining entitlement to Early Retirement.
For purposes of benefit accrual service, effective January 1, 2006, Non-union Participants shall cease to be credited with Years of Service under the Elizabethtown Plan and will commence benefit accrual service under the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries.
B.    Early Retirement Income means the monthly retirement income commencing on a Non-union Participant’s Early Retirement Date in an amount equal to the sum of:
(i)    his normal retirement benefit as determined under Section C(i) reduced to reflect the early commencement of benefits by multiplying such benefit by 5/12 of 1% for each month that the commencement of payments precedes his Normal Retirement Date (or, if the Non-union Participant has completed at least 25 Years of Service, the reduction shall apply for each month that the commencement of payments precedes his attainment of age 60); plus
(ii)    his normal retirement benefit as determined under Section C(ii) multiplied by the appropriate factor, determined by his attained age and Years of Service at his Early Retirement Date, as set forth in the Schedule of Early Retirement Factors attached to this Plan as Table 1.
C.    Normal Retirement Income.
Effective for any Non-union Participant retiring after January 1, 2006, except as modified by the provisions of Section 6.1(a) of the Plan, a Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the sum of the following:

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(i)    1.60% of Final Average Earnings at retirement multiplied by Years of Service prior to January 1, 2006 as determined under the provisions of the Elizabethtown Plan, up to a maximum of 40 years, plus
(ii)    1.60% of Final Average Earnings at retirement multiplied by Years of Service after January 1, 2006 to Normal or Late Retirement Date.
D.    Vested Benefits in the Event of Termination of Employment.
The benefit of any vested Non-union Participant who terminates employment on or after January 1, 2006 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section B above.
E.    Lump Sum Option.
In addition to the optional forms of payment provided under Section 6.3 of the Plan, if the Actuarially Equivalent present value of a Non-union Participant’s vested Accrued Benefit is less than $15,000, he may elect to receive his benefit in the form of a single lump sum payment.
UNION EMPLOYEES.
The following special rules apply only to Local 423 union employees hired before April 1, 2006 and all Local 68 union employees hired before May 1, 2006 who had accrued a benefit under the Elizabethtown Plan as of December 31, 2006 (the “Union Participants”).
A.    Definitions. All capitalized terms which are not defined below shall have the meaning given to them under Section 2.1 of the Plan.
(i)    “Actuarial Equivalent” means an amount of equal value when computed on the basis of the 1978 Group Annuity Mortality Table (1971 Group Annuity Mortality Table Projected to 1978 with scale E) and an interest rate of 5% per annum. An average of male and female rates shall be used. For purposes of determining lump sum present values for distributions with an Annuity Starting Date on and after December 31, 2006, the calculation shall be made using the applicable interest rate under section 417(e)(3) of the Code for the October immediately preceding the calendar year during which the Annuity Starting Date occurs, provided that the lump sum present value for distributions made on or before December 31, 2007, shall not be less than the lump sum present value based on the applicable interest rate under section 417(e)(3) of the Code for the December preceding the calendar year in which the Annuity Starting Date occurs.
(ii)    “Average Monthly Compensation” means the average of the Union Participant’s “Compensation” (as defined in Section A(iv) below) for any four consecutive

APP-5-3

calendar years during the period beginning with 1966 and ending on the date his employment terminates which produces the highest average.
(iii)    “Beneficiary” means the person, persons or trust entitled to receive the payments, if any, made with respect to a Union Participant after such Participant’s death.
(iv)    “Compensation” means regular earnings paid to a Union Participant, including contributions made by a Union Participant to a Code section 125 or 401(k) plan, but excluding bonuses, overtime pay, special pay and all other Employer contributions to benefit plans. Compensation shall also include amounts paid to a Union Participant by Elizabethtown Water Company, or any of its participating affiliates, and credited as “Compensation” under the Elizabethtown Plan prior to the merger on December 31, 2006.
(v)    “Early Retirement Date” means the first of the month following a Union Participant’s 55th birthday and completion of 10 or more Years of Service.

(vi)    “Elizabethtown Plan” means the Employees’ Retirement Plan of Elizabethtown Water Company, as in effect on December 31, 2006, the date it was merged with and into the Plan.
(vii)    “Qualified Joint and Survivor Annuity” or “QJSA” means an annuity for the life of the Union Participant with a survivor annuity for the life of such Participant’s surviving Spouse which is equal to 50% of the amount which is payable during the joint lives of the Union Participant and his Spouse.
(viii)    “Service Crediting” or “Years of Service”. A Union Participant shall be credited with a Year of Service for each Plan Year during which he completes at least 1,000 Hours of Service with the Designated Subsidiary. Years of Service shall also include periods of service with Elizabethtown Water Company or its participating affiliates credited under the Elizabethtown Plan as “Credited Service” prior to the merger on December 31, 2006. Notwithstanding the foregoing, the maximum number of Years of Service credited under the Plan shall be 40.
(ix)    “Spouse” means the husband or wife to whom the Union Participant had been married throughout the one-year period preceding the earlier of his Annuity Starting Date or date of his death.
B.    Early Retirement Income. A Union Participant’s monthly retirement income commencing on a Union Participant’s Early Retirement Date shall be an amount equal to his normal

APP-5-4

retirement benefit as determined under Section C(i) reduced to reflect the early commencement of benefits by multiplying such benefit by 5/12 of 1% for each month that the commencement of payments precedes his Normal Retirement Date (or, if the Union Participant has completed at least 25 Years of Service, the reduction shall apply for each month that the commencement of payments precedes his attainment of age 60).
C.    Normal or Late Retirement Income.
A Union Participant’s monthly retirement income commencing on his Normal or Late Retirement Date shall be an amount equal to the greater of (i) or (ii) as follows:
(i)    1.60% of Average Monthly Compensation at retirement multiplied by Years of Service, up to a maximum of 40 years, or
(ii)    his Accrued Benefit as of December 31, 1995, calculated under the terms of the prior Elizabethtown Plan as then effective.
D.    Disability. A Union Participant shall not be eligible for any disability retirement benefit under the Plan unless such Union Participant (1) is a Local 423 union employee hired before April 1, 2006 who had a benefit under the Elizabethtown Plan as of December 31, 2006, and (2) becomes eligible for a disability retirement benefit under Section 4.3 of the Plan on or after February 1, 2009 while actively employed by New Jersey-American Water Company, Inc. (formerly known as the Elizabethtown Water Company). A Union Participant who is a Local 68 union employee shall not be eligible for any disability retirement benefit under the Plan.
E.    Vested Benefits in the Event of Termination of Employment.
The benefit of any vested Union Participant who terminates employment on or after January 1, 2006 and who is not yet eligible for Early Retirement, shall be determined in accordance with Section B above. Such Union Participant shall be entitled to receive his benefit beginning with the month following his Normal Retirement Date and shall not be eligible to receive his benefit upon termination as provided in Section 8.2(b).
F.    Forms of Benefit Payment.
(i)    Normal Forms of Payment.
(a)    The normal form of retirement benefit for an unmarried Union Participant shall be a monthly annuity for the life of such Participant continuing until the last payment due before his death. An unmarried Union Participant may elect an optional faun of payment in lieu of the normal form pursuant to the notice and election procedures under the Plan.

APP-5-5

(b)    The normal form of retirement benefit for a Union Participant who has been married throughout the one year period preceding his Annuity Starting Date shall be a Qualified Joint and Survivor Annuity or QJSA. Such a Participant may elect the normal form of benefit for an unmarried Participant or an optional fouls of benefit under this Section F. The Union Participant’s election of an optional form of benefit will be valid only if his Spouse consents to his election in writing, signed before a notary public, pursuant to the notice and election procedures set forth in the Plan.
(ii)    Optional Forms of Payment. Subject to the spousal waiver provision described above (if applicable) and in lieu of the normal form of benefit payment, a Union Elizabethtown Participant may elect one of the optional fauns of benefit payment:
(a)    100% Contingent Annuitant Option. The amount of retirement income to be paid to the Union Participant shall be reduced, but after his death 100% of such reduced retirement income shall be paid for life to his Spouse. The amount of reduced retirement income payable to the Participant shall be 80% of the amount otherwise payable. Such reduced retirement income shall be further reduced, or increased, by 1% for each year by which the Union Participant’s Spouse is more than five years younger, or older, than the Participant. However, in no event shall the retirement income payable under this option be greater than that payable in the absence of an option.
(b)    50% Contingent Annuitant Option. The amount of retirement income to be paid to the Union Participant shall be reduced, but after his death 50% of such reduced retirement income shall be paid for life to his Spouse. The amount of reduced retirement income payable to the Participant shall be 90% of the amount otherwise payable. Such reduced retirement income shall be further reduced, or increased, by 1/2% for each year by which the Union Participant’s Spouse is more than five years younger, or older, than the Participant. However, in no event shall the retirement income payable under this option be greater than that payable in the absence of an option.
(c)    Five-Year Certain Option. The amount of retirement income to be paid to the Union Participant shall be reduced, but in the event of his death prior to receiving 60 monthly payments, the same amount of retirement income shall be continued to his Beneficiary until a combined total of 60 monthly payments have been made. The amount of reduced retirement income payable to the Participant shall be 98% of the amount otherwise payable to him.

APP-5-6

(d)    Ten-Year Certain Option. The amount of retirement income to be paid to the Union Participant shall be reduced, but in the event of his death prior to receiving 120 monthly payments, the same amount of retirement income shall be continued to his Beneficiary until a combined total of 120 monthly payments have been made. The amount of reduced retirement income payable to the Participant shall be 94% of the amount otherwise payable to him.
(e)    Fifteen-Year Certain Option. The amount of retirement income to be paid to the Union Participant shall be reduced, but in the event of his death prior to receiving 180 monthly payments, the same amount of retirement income shall be continued to his Beneficiary until a combined total of 180 monthly payments have been made. The amount of reduced retirement income payable to the Participant shall be 88% of the amount otherwise payable to him.
(f)    Lump Sum Option. If the Actuarially Equivalent present value of a Union Participant’s vested Accrued Benefit is less than $15,000, he may elect to receive his benefit in the form of a single lump sum payment.
G.    Death Benefits. The provisions of this Section shall apply to any vested Union Participant whether or not he has terminated employment with the Employer. Sections 6.3 and 6.4 shall not apply to any Union Participant. In addition, the Automatic Surviving Spouse Benefit under Section 6.1 of the Plan shall not apply to any Union Participant, however Section 6.2 Notice and Election Procedures for Qualified Joint and Survivor Annuity, shall apply to all Union Participants.
(i)    Qualified Preretirement Survivor Annuity (QPSA).
(a)    Death After Earliest Retirement Age. If a vested active or terminated vested Union Participant dies after the Earliest Retirement Age (as defined below), the Participant’s Spouse or Beneficiary will receive the same benefit that would be payable if the Participant had retired with an immediate QJSA on the day before his date of death.
(b)    Death Before Earliest Retirement Age If a vested active or terminated vested Union Participant dies on or before the Earliest Retirement Age, the Participant’s Spouse or Beneficiary will receive the same benefit that would be payable if the Participant had:
(1)    separated from service on the date of death,
(2)    survived to the Earliest Retirement Age,

APP-5-7

(3)    elected to receive an immediate QJSA at the Earliest Retirement Age, and
(4)    died on the day after the Earliest Retirement Age.
Notwithstanding the provisions of this Section, if the value of the QPSA is less than $5,000, the Committee shall direct the immediate distribution of the Actuarial Equivalent thereof in a single lump sum in cash to the Union Participant’s Spouse or Beneficiary.
(c)    Reduction in Benefit. The benefit payable to the Spouse or Beneficiary will be reduced by 1/6 of one percent for each month that the date of birth of the Spouse or Beneficiary is more than five years after the date of birth of the deceased Union Participant.
(d)    Death Benefit after Commencement of Benefits. The benefits, if any, payable as a result of death after the commencement of benefits shall be governed by the payment option in effect in accordance with Section F.
(e)    Earliest Retirement Age, for the purpose of this Section, is the earliest date on which, under the Plan, the Union Participant could elect to receive retirement benefits.
(f)    Qualified Joint and Survivor Annuity. For purposes of this Section, the definition of Qualified Joint and Survivor Annuity set forth in Section A is changed by substituting the term “Beneficiary” in place of the term “Spouse” wherever it is used therein.
(g)    Benefits Payable to Beneficiaries. The death benefit payable pursuant to the provisions of this Section G(i) shall be payable to a Beneficiary only if the Union Participant has no Spouse, unless a valid spousal waiver has been obtained, in accordance with Section G(ii)(d).
(ii)    Beneficiary Designation.
(a)    Each Union Participant shall have the right to designate one or more Beneficiaries and contingent Beneficiaries to receive any benefit payable under Section G(i)(d) by filing a written designation with the Committee on the form prescribed by the Committee.
(b)    If the Union Participant has elected an annuity with a contingent annuitant option, the election of the contingent annuitant shall be irrevocable as of the Annuity Starting Date.

APP-5-8

(c)    If the Union Participant has elected an annuity with a guaranteed number of monthly payments or commuted death benefit, such Union Participant may thereafter designate a different Beneficiary to receive the guaranteed monthly payments or commuted death benefit at any time by filing a new written designation with the Committee.
(d)    Notwithstanding the foregoing, if a married Union Participant designates a contingent annuitant or Beneficiary other than his Spouse and his Spouse does not consent to such designation in writing witnessed by a notary public or a representative of the Committee in a manner prescribed by the Committee, then the Union Participant’s Spouse shall be the Participant’s sole Beneficiary. A Spouse’s consent to the Union Participant’s Beneficiary designation given in accordance with the Committee’s rules shall be irrevocable by the Spouse with respect to the Beneficiary then designated by the Union Participant unless the Participant makes a new Beneficiary designation.
(e)    Any written designation shall become effective only upon its receipt by the Committee. If the Beneficiary designated pursuant to this Section should die on or before distribution of benefits and the Union Participant fails to make a new designation, then his Beneficiary shall be determined pursuant to Section G(iii). The Beneficiary of guaranteed monthly payments shall select the faun of distribution in accordance with Section G(iv).
(iii)    Beneficiary List. If (1) a Union Participant omits or fails to designate a Beneficiary, (2) no designated Beneficiary survives the Union Participant or (3) the Committee determines that the Union Participant’s Beneficiary designation is invalid for any reason, then any guaranteed monthly payments or commuted benefit payable after the death of the Union Participant shall be paid to his Spouse, or if the Union Participant is not survived by his Spouse, then to his estate. If the Union Participant’s designated Beneficiary dies after the Union Participant, but before distribution of all guaranteed monthly payments, then the balance of the payments shall be paid to the Beneficiary’s estate.
(iv)    Manner and Form of Payment.
(a)    Death benefits under Section G shall be distributed over a period not extending beyond five years of the Union Participant’s date of death unless (1) payment of benefits commenced in the form of an annuity under Section E before the Union Participant’s date of death, in which case benefits shall be distributed at least as rapidly as under the method of distribution in effect on the Union Participant’s date of death, or (2) the benefit is payable to the Union Participant’s designated Beneficiary and the projected distribution period does not exceed the life expectancy of such Beneficiary, provided distribution begins not later than one year after the date of the Participant’s death or such later date as applicable regulations under the Code may permit.

APP-5-9

(b)    Notwithstanding the provisions of this Section, if the value of the death benefit is less than $5,000, the Committee shall direct the immediate distribution of the Actuarial Equivalent thereof in a single lump sum in cash to the Union Participant’s Spouse or Beneficiary.
(v)    Distribution of Employee Contributions. If a Union Participant dies prior to retirement and his Spouse is not eligible for a death benefit under Section G, his Beneficiary shall be paid a lump sum amount equal to the contributions, if any, which he made to the Elizabethtown Plan, including interest. Interest will be compounded annually to the date of death based on the following rates:
(a)    from the date of contribution to December 31, 1987 at the rate of 5%;
(b)    from January 1, 1988 to the date of death at the rate of 120 percent of the Federal mid-term rate as in effect under section 1274 of the Code for the first month of the Plan Year.

APP-5-10

TABLE 5
AMERICAN WATER WORKS COMPANY, INC.
SPECIAL OPTION FACTORS TO BE APPLIED TO BENEFITS
ACCRUED UNDER PRIOR PLANS OF DESIGNATED SUBSIDIARIES
1.    California-American Water Company Employee Retirement Plan:
(a)    Basis: Interest        5%
Mortality        1951 Group Annuity Mortality Table
(b)    Options available on this basis: Early retirement - 50%, 66 2/3%, and 100% Contingent Annuities.
2.    West Virginia Water Company Pension Plan:

(a)	Basis: Interest Rate specified by Pension Benefit Guaranty Corporation for immediate annuities as of the Participant’s termination date.
Mortality        1971 TPF&C Forecast Mortality Table
(b)    Option available on this basis: Lump sum distribution if benefit payable is less than $240 per year, determined in accordance with Section 2.1(b) of the Plan.
3.    Seymour Water Company and Pekin Water Works Company Pension Plans:
Early Retirement Reduction Factors: 1/15 for each of the first five years and 1/30 for each of the next five years by which commencement of benefits precedes the Participant’s Normal Retirement Date.
4.    All other options for Prior Plans of Designated Subsidiaries will be calculated based on the option factors specified in Tables 1-4(b).

TABLE 5